                                     [LETTERHEAD]


    VIA FACSIMILE

    November 18, 1996

    Mr. Rick Bayer
    THE MACERICH COMPANY
    233 Wilshire Blvd., Suite 700
    Santa Monica, CA 90401

    Re: Agreement of Purchase and Sale and Joint Escrow Instructions dated September 30, 1996 ("Purchase Agreement") by and between Billings Associates, a Montana limited partnership ("Seller"), and Macerich Rimrock Mall Limited Partnership, a California limited partnership ("Buyer") (Commonwealth Land Title Company Escrow No. 17872)


    Dear Rick:

    This is to confirm my conversation Friday with Art Coppola, pursuant to which Seller agreed that the Purchase Price under the Purchase Agreement shall be $43,686,000 (rather than $44,000,000, as stated in the Purchase Agreement). Such reduction in the Purchase Price shall be effective upon Buyer's acknowledgment that Buyer has waived the following condition to Buyer's obligations under the Purchase Agreement: Section 5(a)(ii) of the Purchase Agreement. To confirm such waiver, please have Buyer execute a copy of this letter in the space provided below and fax the same to me today with a hard copy to follow via overnight mail, with a copy of the same to Commonwealth Land Title Company.

    Very truly yours,

    BILLINGS ASSOCIATES, a Montana limited partnership

    By:  Ernest W. Hahn, Inc., a California corporation, general partner

         By:  /s/ Mary Allman Boyle
              -----------------------------
              Name:   MARY ALLMAN BOYLE
                   ------------------------
              Title:   ASSISTANT SECRETARY
                    -----------------------

    Mr. Rick Bayer
    November 18, 1996
    Page 2



    ACCEPTED AND AGREED TO this 18th day of November, 1996.

    MACERICH RIMROCK LIMITED PARTNERSHIP, a California limited partnership

    By:  MACERICH RIMROCK GP CORP.,
         a Delaware corporation

    By:  /s/ Richard A. Bayer
         ------------------------------
         Name: Richard A. Bayer
              -------------------------
         Title: General Counsel and Secretary
               ------------------------

    pc:  Jim Kinney, Esq.
         Dana Schiffman, Esq.
         Mai Ly Marsh
         Gayle Debec

                            AGREEMENT OF PURCHASE AND SALE

                            AND JOINT ESCROW INSTRUCTIONS

                              DATED: September 30, 1996.


--------------------------------------------------------------------------------

                                        BUYER:

        MACERICH RIMROCK LIMITED PARTNERSHIP, a California limited partnership

                                       SELLER:

                  BILLINGS ASSOCIATES, a Montana limited partnership

                                    ESCROW AGENT:

                           COMMONWEALTH LAND TITLE COMPANY

--------------------------------------------------------------------------------

                            AGREEMENT OF PURCHASE AND SALE
                            AND JOINT ESCROW INSTRUCTIONS

                                  TABLE OF CONTENTS


                                                                      Page

1.  Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . . . . . 2
2.  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
3.  Payment of Purchase Price. . . . . . . . . . . . . . . . . . . . . . 2
4.  Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
5.  Conditions to Close of Escrow  . . . . . . . . . . . . . . . . . . . 3
6.  Deposits by Seller Prior to Closing  . . . . . . . . . . . . . . . . 8
7.  Deposits by Buyer Prior to Closing . . . . . . . . . . . . . . . . .10
8.  Deliveries to Buyer at Closing . . . . . . . . . . . . . . . . . . .10
9.  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . .11
10. Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
11. Disbursements and Other Actions by Escrow Holder . . . . . . . . . .16
12. Covenants of Seller. . . . . . . . . . . . . . . . . . . . . . . .  17
13. Seller's Representations and Warranties  . . . . . . . . . . . . .  19
14. Buyer's Representations and Warranties . . . . . . . . . . . . . . .24
15. Default -- Remedies  . . . . . . . . . . . . . . . . . . . . . . .  24
16. Damage or Condemnation Prior to Closing. . . . . . . . . . . . . .  25
17. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
18. Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
19. Legal Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
20. "AS-IS" Nature of Sale . . . . . . . . . . . . . . . . . . . . . .  28
21. Entry and Indemnification. . . . . . . . . . . . . . . . . . . . .  29
22. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .  29
23. Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . .  29
24. Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
25. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
26. Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .31
27. Employment Matters . . . . . . . . . . . . . . . . . . . . . . . .  32
SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
ACCEPTANCE BY ESCROW HOLDER  . . . . . . . . . . . . . . . . . . . . .  33

EXHIBITS

Exhibit "A"   -   Legal Description of Land
Exhibit "B-1" -   Schedule of Leases
Exhibit "B-2" -   Rent Roll
Exhibit "B-3" -   Security Deposits
Exhibit "C"   -   Contracts
Exhibit "D"   -   Personal Property
Exhibit "E"   -   Schedule of REA Parties and Operating Agreements
Exhibit "F"   -   Existing Encumbrance
Exhibit "G-1" -   Tenant Estoppel Certificate
Exhibit "G-2" -   Anchor Store Estoppel Certificate
Exhibit "G-3" -   Seller's Lease Certificate
Exhibit "H"   -   REA Estoppel Certificate
Exhibit "I"   -   Intentionally Omitted
Exhibit "J"   -   Deed
Exhibit "K"   -   Ground Lease Assignment
Exhibit "L"   -   Assignment of Leases
Exhibit "M"   -   Assignment of Contracts
Exhibit "N"   -   Bill of Sale
Exhibit "0"   -   General Assignment
Exhibit "P"   -   Form of Tenant Letter

Exhibit "Q"   -   Form of REA Letter
Exhibit "R"   -   Contract Letter
Exhibit "S"   -   Form of FIRPTA Certificate
Exhibit "T"   -   Assignment of Operating Agreements
Exhibit "U"   -   Assignment and Assumption of Loan Documents
Exhibit "V"   -   Exceptions and Qualifications to Representations
Exhibit "W-1" -   Seller's On-Site Employees
Exhibit "W-2" -   Seller's Manager's On-Site Employees

                                INDEX OF DEFINED TERMS


DEFINED TERM                                                           PAGE
-------------                                                          ----

actual knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Actual Tenant Charges. . . . . . . . . . . . . . . . . . . . . . . . . .14
actually aware . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Additional Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Approved Capital Expenditures. . . . . . . . . . . . . . . . . . . . . .30
Approved Condition of Title. . . . . . . . . . . . . . . . . . . . . . . 7
Assignment and Assumption of Loan Documents. . . . . . . . . . . . . . . 9
Assignment  of Contracts . . . . . . . . . . . . . . . . . . . . . . . . 9
Assignment of Leases . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Assignment of Operating Agreements . . . . . . . . . . . . . . . . . . . 9
Assumption Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . 9
Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Bill of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Buyer's Inspection Notice. . . . . . . . . . . . . . . . . . . . . . . . 5
Buyer's Representation Notice. . . . . . . . . . . . . . . . . . . . . .23
Buyer's Title Notice . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . .29
Cash Equivalent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
City . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Close of Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Contingency Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Contract Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Contract Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
County . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Current Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Current Rent Collection Shortfall. . . . . . . . . . . . . . . . . . . .12
Current Tax Period . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Deed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Deed of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Emergency Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Employee Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Encumbrance Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Escrow Holder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Estimated Tenant Charges . . . . . . . . . . . . . . . . . . . . . . . .14
Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Estoppel Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . 6
Existing Encumbrance . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Existing Insurance Policies. . . . . . . . . . . . . . . . . . . . . . .17
Expense Items. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Fax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
FIRPTA Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
General Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Ground Lease Assignment. . . . . . . . . . . . . . . . . . . . . . . . . 9
Ground Lease Merger. . . . . . . . . . . . . . . . . . . . . . . . . . .10
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . .21
Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Independent Contractor . . . . . . . . . . . . . . . . . . . . . . . . . 5
Initial Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Inspection Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Intangible Personal Property . . . . . . . . . . . . . . . . . . . . . . 2
Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lease Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Leasing Commissions. . . . . . . . . . . . . . . . . . . . . . . . . . .22
material . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
New Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Official Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Opening of Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Operating Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   1
Operating Agreements . . . . . . . . . . . . . . . . . . . . . . . . 1, 22
Operating Statements . . . . . . . . . . . . . . . . . . . . . . . . . .17
Other Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Other Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Partial Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
PCBs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Percentage Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Personal Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Pre-closing Overpayment. . . . . . . . . . . . . . . . . . . . . . . . .14
Pre-closing Underpayment . . . . . . . . . . . . . . . . . . . . . . . .14
Promotional Fund Account . . . . . . . . . . . . . . . . . . . . . . .  15
Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
REA Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . 7
REA Estoppel Certificates. . . . . . . . . . . . . . . . . . . . . . . . 7
REA Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
REA Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Rent Roll. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Rentals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Schedule of Leases . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Scheduled Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . 3
Seller's Cure Notice . . . . . . . . . . . . . . . . . . . . . . . . .  23
Seller's Inspection Notice . . . . . . . . . . . . . . . . . . . . . . . 5
Seller's Lease Certificate . . . . . . . . . . . . . . . . . . . . . . . 6
Seller's Manager . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Seller's Title Notice  . . . . . . . . . . . . . . . . . . . . . . . . . 4
State. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Subject Lease Year . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Tax Bills. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Tenant Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Tenant Incentives. . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Tenant Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Threshold Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
TIAA Consent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . 8
Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Title Approval Date. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Title Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Title Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Title Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Withholding Exemption Certificate. . . . . . . . . . . . . . . . . . . . 9
Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

             AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

TO: Commonwealth Land Title Company    Escrow No.: 17872
    888 West Sixth Street              Escrow Officer.: Mai Ly Marsh and
    Los Angeles, California 90017        Gayle Debec
                                       Phone No.: (800) 432-0706 Ext. 112/137
                                       Title Order No.: 3-61365
                                       Title Officer: Mr. Ted Lovec
                                       Phone No.: (406) 248-7877
                                       Underwriter: Mr. Bill Shebesta
                                       Phone No.: (800) 432-0706 Ext. 104


    THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into as of the 30th day of September, 1996, by and between MACERICH RIMROCK LIMITED PARTNERSHIP, a California limited partnership ("BUYER"), and BILLINGS ASSOCIATES, a Montana limited partnership ("SELLER").


                                  R E C I T A L S :
                                  - - - - - - - - -

    A.   Seller desires to sell and convey to Buyer the following:

         1. Seller's fee simple interest in that certain real property located in the City of Billings ("CITY"), County of Yellowstone ("COUNTY"), State of Montana ("STATE") described in Exhibit "A" attached hereto (the "LAND"), together with Seller's leasehold interests (the "LEASEHOLD") in the land leased to Seller pursuant to a ground lease described in Exhibit "A" attached hereto (the "GROUND LEASE"), together with Seller's interest in all improvements located on the Land commonly known as Rimrock Mall (the "IMPROVEMENTS");

         2. All of Seller's interest in and to all rights, privileges, easements and appurtenances benefiting the Land and Leasehold and/or the Improvements, including, without limitation, all mineral and water rights and easements, rights of way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and Leasehold and/or the Improvements (the Land, the Leasehold, the Improvements and all such rights, privileges, easements and appurtenances are collectively referred to herein as the "REAL PROPERTY");

         3. All of Seller's right, title and interest in and to any and all reciprocal easement agreements, supplemental, separate or development agreements with the REA Parties (as hereinafter defined) of or pertaining to the Property, all as more particularly described on EXHIBIT "E" attached hereto (each an "OPERATING AGREEMENT" and collectively, the "OPERATING AGREEMENTS");

         4. All of Seller's interest as lessor in all leases, subleases and other occupancy agreements covering the Real Property (all said agreements, together with any and all amendments, modifications or supplements thereto, are hereinafter collectively referred to as the "LEASES"). The Leases in effect as of the date hereof are identified in the schedule attached hereto as EXHIBIT "B-1";

         5. All of Seller's interest in those contracts identified on EXHIBIT "C" (the "CONTRACTS");

         6. All personal property, equipment, supplies and fixtures attached or pertaining to, or otherwise used in connection with, the Real Property and which are owned by Seller including, without limitation, those specifically identified on EXHIBIT "D" (collectively, the "PERSONAL PROPERTY"); and

         7. All of Seller's interest in intangible property related to the foregoing interests, including, without limitation, all trademarks, tradenames (including the right to use the name "Rimrock Mall"), goodwill and assignable contract rights, warranties, guaranties, licenses, permits, entitlements, plans and specifications, advertising and promotional materials, governmental approvals and certificates of occupancy which benefit the Real Property and/or the Personal Property (collectively, the "INTANGIBLE PERSONAL PROPERTY");

         8. The Real Property, the Personal Property, the Intangible Personal Property and all of Seller's interest in the Leases, the Operating Agreements and the Contracts are collectively sometimes referred to herein as the "PROPERTY."

    B. Seller also desires that Buyer or an affiliate of Buyer acquire another shopping center project owned by an entity related to Seller, which shopping center is located in Modesto, California and commonly referred to as Vintage Faire Mall (the "OTHER PROJECT") on or about the date of Buyer's acquisition of the Property. The Agreement of Purchase and Sale and Joint Escrow Instructions for the Other Project is referred to herein as the "OTHER AGREEMENT." This Agreement and the Other Agreement are collectively referred to herein as the "Agreements."

    C. Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller upon the terms and conditions hereinafter set forth.

                                  A G R E E M E N T :
                                  - - - - - - - - - -

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree that the terms and conditions of this Agreement and the instructions to Escrow Holder with regard to the escrow ("ESCROW") created pursuant to this Agreement are as follows:

    1. PURCHASE AND SALE. Seller hereby agrees to sell the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller, upon the terms and conditions herein set forth.

    2. PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Property shall be Forty-Four Million Dollars ($44,000,000.00). The Purchase Price may be decreased in the event Seller is unwilling to remedy certain disapproved matters concerning the Property as set forth in Paragraph 5(a)(ii) or in the event of certain damage or condemnation affecting the Property as set forth in Paragraph 16 below, and may be increased if Seller makes certain Approved Capital Expenditures pursuant to the terms of Paragraph 23 below.

    3. PAYMENT OF PURCHASE PRICE. The Purchase Price for the Property shall be payable by Buyer as follows:

        (a) DEPOSIT. Concurrent with the delivery of a fully executed original or originally executed counterparts of this Agreement from both Buyer and Seller, Buyer shall deposit or cause to be deposited with Commonwealth Land Title Company ("ESCROW HOLDER") by certified or bank cashier's check made payable to Escrow Holder or by a confirmed wire transfer of funds ("CASH EQUIVALENT"), the sum of Four Hundred Forty Thousand Dollars ($440,000.00) (the "INITIAL DEPOSIT"). Upon Escrow Holder's receipt of the Initial Deposit, Escrow Holder shall immediately invest the Deposit in an interest-bearing account reasonably acceptable to Buyer and Seller. Within TWO (2) BUSINESS days after the first to occur of (i) Buyer's approval of the Property and Title pursuant to Paragraphs 5(a)(i) and 5(a)(ii) below, or (ii) if Buyer has not approved the Property and Title pursuant to Paragraphs 5(a)(i) and 5(a)(ii) below and Seller has elected in Seller's Inspection Notice or Seller's Title Notice, as the case may be, not to remedy the matter(s) disapproved by Buyer, and Buyer waives in writing its disapproval of such contingencies, Buyer shall deposit or cause to be deposited with Escrow Holder cash or Cash Equivalent in the amount of an additional Four Hundred Forty Thousand Dollars ($440,000.00) (the "ADDITIONAL DEPOSIT"). The Additional Deposit shall immediately be invested by Escrow Holder in the same interest bearing account as the Initial Deposit. The Initial Deposit and all interest thereon from time to time, and the Additional Deposit and all interest thereon from time to time are collectively referred to herein as the "DEPOSIT." The Deposit shall be applied to the payment of the Purchase Price upon the Close of Escrow. If this Agreement is canceled for any reason other than a default by Buyer hereunder, the Deposit shall be returned to Buyer. If this Agreement is canceled by reason of a default by Buyer hereunder, the Deposit shall serve as liquidated damages as set forth in Paragraph 15(a) below. If Buyer fails to deposit with Escrow Holder the Initial Deposit within the time required by this Paragraph, Seller may terminate this Agreement and the Escrow by giving written notice thereof to Buyer and Escrow Holder. The failure of Buyer to deposit the Additional Deposit on the terms of this Agreement shall constitute a default of Buyer entitling Seller, after Seller has given Buyer one (1) business day prior notice of such default (within which period Buyer may cure the default by depositing the Additional Deposit with Escrow Holder), to the Initial Deposit as liquidated damages.

        (b) EXISTING ENCUMBRANCE. A portion of the Purchase Price shall be deemed paid by Buyer's acquiring title to the Property encumbered by, and Buyer's assumption of, the "EXISTING ENCUMBRANCE," which for purposes of this Agreement means, collectively, (1) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing Statement dated December 4, 1995 ("DEED OF TRUST"), executed by Seller, as Trustor, to Stewart Title Guaranty Company, as Trustee, in favor of Teachers Insurance and Annuity Association, as Beneficiary ("BENEFICIARY") and recorded December 7, 1995 in the Official Records as Instrument No. 1809234; (2) that certain promissory note ("Note") in the original principal amount of Thirty-Two Million Four Hundred Thousand Dollars ($32,400,000) made payable by Seller to Beneficiary, (3) Seller's letter agreement dated December 4, 1995 in response to a site plan inspection report prepared for Beneficiary, and (4) those other instruments and agreements identified on EXHIBIT "F" attached hereto. The amount of the outstanding principal balance of the Existing Encumbrance and unpaid interest (including per diem interest to Close of Escrow)as of the Close of Escrow (collectively, "ENCUMBRANCE AMOUNT") shall be established by a statement from the Beneficiary placed into Escrow prior to the Close of Escrow, and Buyer shall be credited with such Encumbrance Amount upon the Close of Escrow.

        (c) CLOSING FUNDS. On or before the Closing Date, Buyer shall deposit or cause to be deposited with Escrow Holder, in Cash Equivalent, an amount equal to the total Purchase Price, LESS (a) the Deposit, and (b) the Encumbrance Amount, PLUS OR MINUS such additional funds, if any, as may be required to pay Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement.

    4.   ESCROW.

        (a) OPENING OF ESCROW. The "OPENING OF ESCROW" shall be the date Escrow Holder shall have received a fully executed original or originally executed counterparts of this Agreement from both Buyer and Seller. Escrow Holder shall notify Buyer and Seller in writing of the date Escrow is opened. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transactions contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. To the extent of any conflict or inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.

        (b) CLOSE OF ESCROW. At the Close of Escrow all of Seller's right, title and interest to and in the Property shall be transferred, conveyed and assigned pursuant to the documents and instruments identified in Paragraphs 6 and 7 below. The "CLOSE OF ESCROW" shall consist of the actions of Escrow Holder described in Paragraph 11 below and the "CLOSING DATE" or "CLOSING" shall be the date that the Deed and Ground Lease Assignment and the other closing documents to be recorded are recorded in the public records of the County in which the Property is located (the "OFFICIAL RECORDS"). Subject to extension as provided in this Agreement, the Close of Escrow shall occur ten (10) days after the Contingency Date or if such day is not a business day, the next business day thereafter or such other date as Buyer and Seller agree to in writing (the "SCHEDULED CLOSING DATE").

    5.   CONDITIONS TO CLOSE OF ESCROW.

        (a) CONDITIONS TO BUYER'S OBLIGATION. Buyer's obligation to purchase the Property as contemplated by this Agreement is subject to the satisfaction of the following conditions (or Buyer's written waiver thereof, it being agreed that Buyer may waive in writing any or all of such conditions for Buyer's benefit on or prior to the dates designated below for the satisfaction of such conditions or if no date is so designated, on or before the Close of Escrow)

             (i) TITLE REVIEW. Buyer hereby acknowledges receipt of (i) Title Commitment No. ST8204 dated May 20, 1996, issued by Stewart Title Guaranty Company; (ii) all underlying exceptions disclosed by such title report or title commitment; and (iii) A.L.T.A./A.C.S.M. Land Title Survey of the Property dated September 12, 1995, prepared by Engineering, Inc

Buyer shall have until the date which is thirty (30) days after the date of this Agreement (the "TITLE APPROVAL DATE") to obtain an updated title report or title commitment ("TITLE REPORT") from Commonwealth Title Insurance Company (the "TITLE COMPANY") and an update to the above-referenced survey (as updated, the "SURVEY") and to give Seller and Escrow Holder written notice ("BUYER'S TITLE NOTICE") of Buyer's disapproval or conditional approval (in its sole discretion) of any matters shown in or disclosed by the Title Report and/or the Survey (collectively, "TITLE").

The failure of Buyer to give Buyer's Title Notice on or before the Title Approval Date shall be deemed to constitute Buyer's approval of the matters shown in or disclosed by the Title Report and the Survey. If Buyer disapproves or conditionally approves any of the matters shown in or disclosed by the Title Report or the Survey, Seller may, within five (5) days after its receipt of Buyer's Title Notice, elect to eliminate or ameliorate to Buyer's satisfaction (in its sole discretion) such disapproved or conditionally approved matters by giving Buyer written notice (which shall hereinafter be referred to as "SELLER'S TITLE NOTICE") of those disapproved or conditionally approved matters, if any, which Seller agrees to exercise good faith efforts to either eliminate from the Title Policy or cause to be corrected on the Survey as exceptions to title to the Property or to ameliorate to Buyer's satisfaction (in its sole discretion) by the Closing Date. Notwithstanding anything to the contrary contained herein, Seller agrees to cause to be removed at or prior to the Closing Date all disapproved matters which constitute monetary liens or encumbrances (except the Existing Encumbrance and the lien of taxes not yet due and payable). If Seller fails to timely deliver Seller's Title Notice, then Seller will be deemed to have elected not to eliminate or ameliorate any disapproved or conditionally approved matters set forth in Buyer's Title Notice. If Seller does not timely deliver Seller's Title Notice or does not elect in Seller's Title Notice to eliminate or ameliorate any disapproved or conditionally approved matters as provided above, Buyer shall have the right, exercised (in its sole discretion), by written notice delivered to Seller and Escrow Holder within five (5) days following the earlier of receipt of Seller's Title Notice or the failure of Seller to timely provide a Seller's Title Notice, to (a) waive its prior disapproval or conditional approval, in which event said disapproved or conditionally approved matter(s) shall be deemed approved, or (b) terminate this Agreement and the Escrow, in which event this Agreement, the Escrow and the rights and obligations of the parties hereunder shall terminate, subject to the terms of Paragraphs 3(a), 9, 17, 18, 19, 21, 22 and 25 (collectively, the "SURVIVING PROVISIONS"). The failure of Buyer to deliver a written waiver described above to Seller and Escrow Holder within five (5) days after Seller's failure to timely give a Seller's Title Notice or election in Seller's Title Notice not to remedy the disapproved or conditionally approved matter shall be deemed Buyer's election to so terminate this Agreement. If Seller elected in Seller's Title Notice to eliminate or ameliorate any disapproved or conditionally approved matters of a non-monetary nature, but Seller, despite its commercially reasonable efforts, has been unable to do so to Buyer's satisfaction (in its sole discretion) by the Scheduled Closing Date, then either Buyer or Seller shall have the right; by a writing delivered to the other and Escrow Holder, to extend the Scheduled Closing Date for a period up to thirty
(30) days to allow Seller to complete such remedy. If as of the extended Scheduled Closing Date, the disapproved matter has not been remedied to Buyer's satisfaction (in its sole discretion) as evidenced by Buyer's notice to Seller and Escrow Agent, this Agreement, the Escrow and the rights and obligations of the parties hereunder shall terminate, except as provided in the Surviving Provisions.

In the event Title Company issues one or more supplements to the Title Report (each a "SUPPLEMENT"), the foregoing provisions will apply to Buyer's review, approval and/or disapproval of matters disclosed in the Supplement and Seller's response thereto, except that (A) Buyer will have five (5) business days following receipt of the Supplement and any underlying documents referred to therein within which to give Buyer's Title Notice, provided; however, that if the matter disclosed in the Supplement reasonably appears from the information then available that it may affect building improvements and such matter must be located on a survey in order to identify its actual impact on the Property, Buyer shall have eight (8) business days following the receipt of the Supplement within which to give Buyer's Title Notice, (B) Seller will have five (5) business days after receipt of Buyer's Title Notice within which to give Seller's Title Notice and (C) any matter shown in or disclosed by the Supplement that was created by Buyer's acts, will be deemed approved by Buyer. The Closing Date shall be extended as may be necessary to accommodate the foregoing notice periods and Seller's right to eliminate or ameliorate matters disclosed by the Supplement.

            (ii) INSPECTIONS AND STUDIES. On or before forty-five (45) days after the date of this Agreement (the "CONTINGENCY DATE"), Buyer shall have approved or disapproved, in Buyer's sole discretion, the results of its reviews of (A) any and all inspections, investigations, tests and studies with respect to the Property, including investigations with regard to zoning, building codes, governmental regulations, building inspections, engineering tests, soils, seismic and geologic reports, and environmental reports, and (B) all Leases, Contracts, Operating Agreements, the Existing Encumbrance and all other agreements, books, records and the like delivered to Buyer or made available to it hereunder (collectively, the "DOCUMENTS"). Should Buyer disapprove of any such inspections, studies or Documents, Buyer shall give Seller written notice thereof ("BUYER'S INSPECTION NOTICE") prior to the Contingency Date specifying in reasonable detail the reasons for Buyer's disapproval. Buyer acknowledges having previously reviewed and approved the economic feasibility of this transaction on the basis of the information and material which Seller or its broker made available to Buyer prior to the date of this Agreement. Additionally, Buyer has previously reviewed the physical inspection report on the Property dated November 10, 1995 prepared by Interactive Resources for Beneficiary and Seller's response letter to Beneficiary dated December 4, 1995 (collectively, the "INSPECTION REPORT") and has considered the items referenced therein in its underwriting of this transaction prior to the date of this Agreement; provided, however and notwithstanding the foregoing, Buyer shall have the right in its sole discretion to approve or disapprove all matters to be reviewed hereunder. The failure of Buyer to deliver to Seller a Buyer's Inspection Notice on or before the Contingency Date shall be deemed Buyer's approval of the Property and of all such inspections and studies and Documents with respect to the Property. If Buyer delivers to Seller Buyer's Inspection Notice on or before the Contingency Date, Seller shall, within five (5) days after its receipt of the Buyer's Inspection Notice, give Buyer written notice ("SELLER'S INSPECTION NOTICE") of Seller's election to (i) exercise Seller's good faith efforts to remedy the disapproved matter(s) prior to the Closing Date, (ii) take no action with respect to the disapproved matter(s) or (iii) if the estimated cost to remedy the disapproved matter(s) (taken together) is mutually agreed by Buyer and Seller as being less than one percent (1%) of the Purchase Price, reduce the Purchase Price by an amount equal to the mutually agreed estimated cost to remedy the disapproved matter(s). If Buyer and Seller are not able to agree upon an estimated cost to cure the disapproved matter(s) within five (5) days after Seller's election to reduce the Purchase Price, the estimated cost to cure the disapproved matter(s) shall be determined by an independent contractor mutually acceptable to Buyer and Seller having experience in remedying such matter(s). The person or entity so making such estimate is referred to herein as the "INDEPENDENT CONTRACTOR." In all cases, Buyer and Seller shall cause the estimate to be made as promptly as possible. Such contractor's estimate shall be deemed to be conclusive as between Buyer and Seller and Buyer and Seller shall each be responsible for one-half (1/2) of the applicable fees for performance of such services. If the Independent Contractor determines that the estimated cost to cure the disapproved matter is equal to or greater than one percent (1%) of the Purchase Price for the Property and Buyer and Seller have not agreed to credit the Purchase Price by the estimated cost to cure the disapproved matter, Seller may elect to exercise its good faith efforts to remedy the disapproved matter(s) or take no action with respect to the disapproved matter(s) by providing written notice of such election to Buyer (which notice shall also be referred to herein as a Seller's Inspection Notice) within three (3) days after Seller's receipt of the Independent Contractor's determination. If Seller fails to timely deliver Seller's Inspection Notice, then Seller will be deemed to have elected to take no action with respect to the disapproved matter(s). If Seller elects in Seller's Inspection Notice to take no action with respect to the disapproved matter(s) or fails to timely deliver a Seller's Inspection Notice and Buyer has not waived its prior disapproval by delivering written notice thereof to Seller within three (3) days following the date of Seller's Inspection Notice or the last date within which Seller had to deliver Seller's Inspection Notice, as applicable, this Agreement, the Escrow and the rights and obligations of the parties hereunder shall terminate, except as provided in the Surviving Provisions. If Seller elected in Seller's Inspection Notice to remedy the disapproved matter(s), but, despite its commercially reasonable efforts, has been unable to do so to Buyer's satisfaction (in its sole discretion) by the Scheduled Closing Date, then Buyer or Seller shall have the right, by written notice delivered to the other and Escrow Holder, to extend the Closing Date for a period, up to thirty (30) days, sufficient to allow Seller to complete the remedy. If, as of the postponed Scheduled Closing Date, the disapproved matter(s) has(have) not been remedied to Buyer's satisfaction (in its sole discretion) as evidenced by Buyer's notice to Seller and Escrow Holder, this Agreement, the Escrow and the rights and obligations of the parties hereto will terminate, except as provided in the Surviving Provisions. The Scheduled Closing Date shall be extended as may be necessary to accommodate the foregoing notice periods and Seller's right to remedy the disapproved matter disclosed in Buyer's Inspection Notice (but in no event may the Scheduled Closing Date be extended by more than thirty (30) days).

           (iii) REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller shall have duly performed in all material respects each and every covenant and agreement to be performed by Seller pursuant to this Agreement and, subject to Paragraph 13(b), Seller's representations and warranties set forth in Paragraph 13 hereof shall be true and correct in all material respects as of the Closing Date; provided, however, if as of two (2) days before the Scheduled Closing Date Seller shall have failed to perform any nonmonetary covenant or agreement to be performed by Seller pursuant to this Agreement of which Buyer is actually aware, and Buyer has no reason to believe that Seller is actually aware of Seller's nonperformance, Buyer shall give Seller written notice thereof and the Scheduled Closing Date shall be extended for a period of five (5) days following receipt of such notice within which to permit Seller to cure such failure. If Seller has not cured such failure within such five (5) day period, then Buyer may elect to proceed under Paragraph 15.

            (iv) TENANT ESTOPPEL CERTIFICATES. Subject to the balance of this Paragraph 5(a)(iv), Buyer shall have received estoppel certificates (collectively, "ESTOPPEL CERTIFICATES" and individually, an "ESTOPPEL CERTIFICATE") satisfactory to Buyer in its sole discretion, which Seller shall use its good faith efforts to obtain, duly executed by (i) those Tenants occupying, in the aggregate, at least eighty-five percent (85%) of the gross leasable area that is occupied by Tenants as of the Opening of Escrow and (ii) each Tenant occupying premises containing more than 6,000 square feet of gross leasable area. Such Estoppel Certificates shall be dated not earlier than sixty
(60) days prior to the original Scheduled Closing Date. The Estoppel Certificates shall be in the form of EXHIBIT "G-1" attached hereto, and containing fill-in information consistent with the Rent Roll and Schedule of Leases (hereinafter defined) or otherwise approved by Buyer (in its sole discretion), except for Tenants which are anchor department stores, in which case the Estoppel Certificate shall be in the form of EXHIBIT "G-2" attached hereto. Seller shall deliver to Buyer executed original Estoppel Certificates as soon as possible after Seller's receipt of the same. Buyer's failure to disapprove an executed Estoppel Certificate within five (5) business days following Buyer's receipt thereof shall be deemed to constitute Buyer's approval thereof. Notwithstanding Tenant's changes in form or wording from the form Estoppel Certificate attached as G-1 or G-2, Buyer may only disapprove an Estoppel Certificate if the substance of the Estoppel Certificate is (i) materially different from the form of Estoppel Certificate; provided, however, the deletion or modification of paragraphs 13, 14, 15 and/or 16 shall not be considered a material modification, or (ii) contains fill-in information not consistent with the Rent Roll and Schedule of Leases. In addition, Seller shall deliver to Buyer a Seller's Lease Certificate for each occupied Tenant space with greater than 6,000 square feet of gross leasable area for which an Estoppel Certificate was not obtained (which Estoppel Certificates shall count against the above 85% requirement). If Seller has obtained acceptable Estoppel Certificates from those Tenants occupying at least fifty-five percent (55%) of the gross leasable area ("THRESHOLD AMOUNT") that is occupied by Tenants as of the Opening of Escrow, but has not been able to obtain acceptable Estoppel Certificates from Tenants occupying at least eighty-five percent (85%) of the gross leasable area that is occupied by Tenants as of the Opening of Escrow, then Seller shall deliver its own, separate certificate to Buyer for specific Leases as determined by Seller and as may be necessary to satisfy the foregoing requirement ("SELLER'S LEASE CERTIFICATE") in the form of EXHIBIT "G-3" attached hereto. Seller shall deliver the original executed Seller's Lease Certificates to Buyer no later than one (1) business day prior to the Closing Date. In the event that after the Closing Date Seller receives an Estoppel Certificate in a form acceptable (on the terms described above) to Buyer from a Tenant for whom Seller previously delivered a Seller's Lease Certificate, Seller may deliver such Estoppel Certificate to Buyer and the corresponding Seller's Lease Certificate shall be canceled AB INITIO. The immediately preceding sentence shall survive the Close of Escrow. If Buyer disapproves of, or should Seller fail to timely obtain the Threshold Amount of Estoppel Certificates, then at Seller's or Buyer's election by written notice to the other and Escrow Holder received at least one (1) business day prior to the Scheduled Closing Date, the Scheduled Closing Date shall be postponed for up to fifteen (15) days, and Seller shall continue to diligently seek to obtain any missing Estoppel Certificate and/or remedy any disapproved Estoppel Certificate. If, as of the postponed Scheduled Closing Date, Seller has not delivered the Threshold Amount of Estoppel Certificates, then this Agreement, the Escrow and the rights and obligations of the parties hereunder shall, at the option of Buyer, terminate, except as provided in the Surviving Provisions. If the Scheduled Closing Date is extended pursuant to the terms of this Paragraph, the requirement that the Estoppel Certificates be dated no more than sixty (60) days prior to the Scheduled Closing Date shall be waived with respect to those Estoppel Certificates that have previously been delivered to Buyer and which were dated within sixty (60) days of the original Scheduled Closing Date.

         As used herein, the term "RENT ROLL" shall mean a list (which at the time such list is given hereunder contains the most current information) setting forth with respect to each space subject to a Lease, other than spaces which are subject to month-to-month tenancies, cart license agreements and temporary tenants: the number identifying such space, the name of the Tenant occupying such space, the number of square feet comprising such space, the current annual minimum monthly rental and the current percentage rental factor under the Lease for such space, the current percentage rent break point (split breaks and multi-tier breaks are not reflected) and the commencement and expiration dates of the term of such Lease.

             (v) REA ESTOPPEL CERTIFICATES. Buyer shall have received estoppel certificates (collectively, "REA ESTOPPEL CERTIFICATES" and individually, an "REA ESTOPPEL CERTIFICATE") satisfactory to Buyer (subject to the terms of this Paragraph 5(a)(v) but otherwise in its sole discretion), which Seller shall use its good faith efforts to obtain, duly executed by each of the department store parties ("REA PARTIES") described on EXHIBIT "E" attached hereto and to be dated not earlier than sixty (60) days prior to the original Scheduled Closing Date. The REA Estoppel Certificates shall be in the form of, and upon the terms contained in, EXHIBIT "H". Seller shall deliver to Buyer executed original REA Estoppel Certificates as soon as possible after Seller's receipt of the same or may cause REA Estoppel Certificates to be delivered directly to Buyer. Buyer's failure to disapprove an executed REA Estoppel Certificate within five (5) business days following Buyer's receipt thereof shall be deemed to constitute Buyer's approval thereof. Notwithstanding changes by an REA Party in the form or wording from the form of EXHIBIT "H", Buyer may only disapprove an REA Estoppel Certificate if the substance of the REA Estoppel Certificate is materially different than the forms of REA Estoppel Certificates attached hereto. If Buyer disapproves of, or should Seller fail to timely obtain, any REA Estoppel Certificate, then at Seller's or Buyer's election by written notice to the other and Escrow Holder received at least one (1) business day prior to the Scheduled Closing Date, the Scheduled Closing Date shall be postponed for up to fifteen (15) days, and Seller shall continue to diligently seek to obtain any missing REA Estoppel Certificate and/or remedy (to Buyer's satisfaction in its sole discretion) any disapproved REA Estoppel Certificate. If, as of the postponed Scheduled Closing Date, Seller has not delivered the required REA Estoppel Certificates, then, at Buyer's option, this Agreement, the Escrow and the rights and obligations of the parties hereunder shall terminate, except as provided in the Surviving Provisions. If the Scheduled Closing Date is extended pursuant to the terms of this Paragraph, the requirement that the REA Estoppel Certificates be dated no more than sixty (60) days prior to the Scheduled Closing Date shall be waived with respect to those REA Estoppel Certificates that have previously been delivered to Buyer and which were dated within sixty (60) days of the original Scheduled Closing Date.

            (vi) TITLE POLICY. Title Company shall be committed to issue to Buyer its ALTA extended coverage Form B-1970 owner's policy of title insurance for the Property ("Title Policy") in the amount of the Purchase Price and showing title vested in Buyer, subject only to the exceptions as may be approved or deemed approved by Buyer in accordance with Paragraph 5(a)(i) above, and containing such endorsements as Buyer may reasonably request (the "APPROVED CONDITION OF TITLE").

           (vii) DAMAGE OR CONDEMNATION PRIOR TO CLOSE OF ESCROW. Prior to the Close of Escrow there shall have been no material casualty or condemnation as to which Buyer has elected to terminate this Agreement in accordance with Paragraph 16 below.

          (viii) ASSUMPTION OF EXISTING ENCUMBRANCE. Beneficiary shall have consented in writing to Buyer's assumption of the Existing Encumbrance including Seller's assignment to Buyer of Seller's interest under the Pledge Agreement and in and to the Pledge Account (as defined in the Pledge Agreement) and Beneficiary shall have made available to Buyer, and Buyer shall have approved (in its sole discretion), the form of the agreements Beneficiary will require from Buyer to evidence such assumption. Buyer and Seller agree to use their good faith, diligent efforts to obtain from Beneficiary as soon as possible such consent (which shall, inter alia, contain customary information from Beneficiary regarding the outstanding principal and interest under the Existing Encumbrance) and the form of the agreements (the "TIAA CONSENT AGREEMENTS"), if any, Beneficiary will require from Buyer and Seller. Buyer and Seller shall cooperate with one another to cause Beneficiary to provide the documents and information to Buyer which Buyer requires to satisfy or waive this condition as soon as reasonably possible.

            (ix) NO SELLER DEFAULT UNDER THE OTHER AGREEMENT. As of the Closing Date hereunder, there shall be no outstanding default by Seller's affiliate under the Other Agreement.

             (x) DEPARTMENT STORES AND MAJOR TENANTS. None of the REA Parties have ceased to do business at their stores located in the Property under the name(s) under which they were respectively operating as of the date of this Agreement, and the gross leaseable area of the Property occupied by Tenants shall not have fallen more than five percent (5%) from the gross leaseable area of the Property occupied by Tenants as of the Contingency Date.

        (b) CONDITIONS TO SELLER'S OBLIGATIONS. Seller's obligation to sell the Property as contemplated by this Agreement is subject to the satisfaction of the following conditions (or Seller's written waiver thereof, it being agreed that Seller may waive in writing all or any of such conditions for Seller's benefit on or prior to the dates designated below for the satisfaction of such conditions):

             (i) REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer shall have duly performed in all material respects each and every covenant and agreement to be performed by Buyer and Buyer's representations and warranties set forth in Paragraph 14 shall be true and correct in all material respects as of the Closing Date; provided, however, if as of two (2) days before the Scheduled Closing Date Buyer shall have failed to perform any nonmonetary covenant or agreement of which Seller is actually aware, and Seller has no reason to believe that Buyer is actually aware of such nonperformance, Seller shall give Buyer written notice thereof and the Scheduled Closing Date shall be extended for a period of five (5) days following receipt of such notice to permit Buyer to cure such failure. If Buyer has not cured such failure within such five (5) day period, then Seller may elect to proceed under Paragraph 15 hereof.

            (ii) ASSUMPTION OF EXISTING ENCUMBRANCE. Beneficiary shall have consented in writing to Buyer's assumption of the Existing Encumbrance. Buyer and Seller shall cooperate with one another to cause Beneficiary to provide the documents and information to Seller which Seller requires to satisfy or waive this condition as soon as reasonably possible.

           (iii) NO BUYER DEFAULT UNDER THE OTHER AGREEMENT. As of the Closing Date hereunder, there shall be no outstanding default by Buyer's affiliate under the Other Agreement.

    6. DEPOSITS BY SELLER PRIOR TO CLOSING. At least one (1) business day prior to the Scheduled Closing Date, Seller shall deposit or cause to be deposited with Escrow Holder (or, in the case of only (f), (h), (i), (j), (m), and (o) below, delivered to Buyer) the following documents and instruments:

        (a) DEED. A deed conveying to Buyer the Land and Improvements, duly executed and acknowledged by Seller, and in the form and substance of EXHIBIT "J" (the "DEED");

        (b) GROUND LEASE ASSIGNMENT. Four (4) counterparts of a ground lease assignment and assumption for the Ground Lease, duly executed and acknowledged by Seller, and in the form and substance of EXHIBIT "K" (the "GROUND LEASE ASSIGNMENT");

        (c) TENANT LEASE ASSIGNMENT. Four (4) counterparts of an assignment and assumption of Leases ("ASSIGNMENT OF LEASES"), duly executed and acknowledged by Seller, and in the form and substance attached hereto as EXHIBIT "L";

        (d) ASSIGNMENT OF CONTRACTS. Four (4) counterparts of an assignment and assumption of Contracts ("ASSIGNMENT OF CONTRACTS"), duly executed by Seller, and in the form and substance attached hereto as EXHIBIT "M";

        (e) BILL OF SALE. Two (2) counterparts of a bill of sale ("BILL OF SALE"), duly executed by Seller, and in the form and substance attached hereto as EXHIBIT "N";

        (f) GENERAL ASSIGNMENT. Four (4) counterparts of the General Assignment ("GENERAL ASSIGNMENT"), duly executed by Seller, in the form and substance attached hereto as EXHIBIT "0";

        (g) TENANT LETTER. A copy of a letter signed by Seller in the form and substance attached hereto as "EXHIBIT "P", addressed to each of the Tenants under the Leases referred to in the Assignment of Leases (the "TENANT LETTER");

        (h) REA LETTER. A copy of a letter signed by Seller in the form and substance of EXHIBIT "Q", addressed to each REA Party (the "REA LETTER");

        (i) CONTRACT LETTER. A copy of a letter signed by Seller in the form and substance of EXHIBIT "R" addressed to the other party to each Contract (the "CONTRACT LETTER");

        (j) CERTIFICATION OF NON-FOREIGN STATUS. A federal non-foreign status certificate in the form and substance attached hereto as EXHIBIT "S", duly executed by Seller ("FIRPTA CERTIFICATE");

        (k) WITHHOLDING EXEMPTION CERTIFICATE. [VINTAGE ONLY] A Withholding Exemption Certificate, California Form 590, duly executed by Seller certifying that Seller is exempt from withholding under California law ("WITHHOLDING EXEMPTION CERTIFICATE");

        (l) SELLER'S CERTIFICATE. If applicable pursuant to Paragraph 5(a)(iv), duly executed Seller's Lease Certificate(s);

        (m) PRORATION STATEMENT. The proration statement described in Paragraph 10 below signed by Seller;

        (n) UPDATE CERTIFICATE AND RENT ROLL. Two (2) originals of an updated Rent Roll, certified by Seller to be true, correct and complete in all material respects through the date of Closing;

        (o) ASSIGNMENT OF OPERATING AGREEMENTS. Four (4) counterparts of an assignment and assumption of the Operating Agreements ("ASSIGNMENT OF OPERATING AGREEMENTS"), duly executed and acknowledged by Seller, and in the form and substance attached hereto as EXHIBIT "T";

        (p) ASSUMPTION AGREEMENTS. Four (4) counterparts of (i) the Assignment and Assumption of Loan Documents duly executed and acknowledged by Seller, in the form and substance attached hereto as EXHIBIT "U" (the "ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS"), and (ii) all TIAA Consent Agreements required to be executed by Seller, duly executed (and acknowledged, if applicable) (the Assignment and Assumption of Loan Documents and the TIAA Consent Agreements are collectively referred to as the "ASSUMPTION AGREEMENTS");

        (q) OTHER INSTRUMENTS. Such other instruments and documents as may be required by Paragraph 25(b) below. In addition, at Buyer's election, Seller shall deposit into

Escrow a form of Termination of Ground Lease by Merger in form and substance reasonably acceptable to Buyer and executed and acknowledged by Seller as both lessor and lessee thereunder (the "GROUND LEASE MERGER"). In the event of such election, Buyer and Seller shall cause Escrow Agent to record the Ground Lease Merger prior to the Deed and the provisions of this Agreement relating to the deposit, recordation and delivery of the Ground Lease Assignment shall be deemed deleted.

    7. DEPOSITS BY BUYER PRIOR TO CLOSING. Buyer shall deposit or cause to be deposited with Escrow Holder the funds which are to be applied towards the payment of the Purchase Price in the amounts and at the times designated in Paragraph 3 above. In addition, Buyer shall deposit with Escrow Holder at least one (1) day prior to the Close of Escrow the following documents and instruments:

        (a) ASSIGNMENT OF OPERATING AGREEMENTS. Four (4) counterparts of the Assignment of Operating Agreements duly executed and acknowledged by Buyer;

        (b) ASSIGNMENT OF LEASES. Four (4) counterparts of the Assignment of Leases, duly executed and acknowledged by Buyer;

        (c) ASSIGNMENT OF CONTRACTS. Four (4) counterparts of the Assignment of Contracts, duly executed by Buyer,

        (d) GENERAL ASSIGNMENT. Four (4) counterparts of the General Assignment, duly executed by Buyer;

        (e) ASSUMPTION AGREEMENTS. Four (4) counterparts of all Assumption Agreements required to be executed by Buyer, duly executed and, where appropriate, acknowledged by Buyer.

        (f) PRORATION STATEMENT. The proration statement described in Paragraph 10 below signed by Buyer, and

        (g) OTHER INSTRUMENTS. Such other instruments and documents as may be required by Paragraph 25(b) below.

    8. DELIVERIES TO BUYER AT CLOSING. On the Closing Date, Seller shall send the Tenant Letters, REA Letters and Contract Letters. Seller shall deliver to Buyer on or immediately following the Close of Escrow, the following items:

        (a) RECORDS. All of Seller's onsite records and as-built plans for the Property, if available, except for any proprietary records (e.g., employee records, security manuals) or software not owned by Seller (e.g., MRI Accounting Software and Utility Revenue Reconciliation Software) and information or files relating to other shopping centers in which Seller or an affiliate of Seller has an ownership interest. Seller shall transfer the same to Buyer by means of transferring custody of the onsite management office. Seller shall have a continuing right of access to such records (upon at least two (2) business days prior written notice to Buyer) in connection with future claims, actions or audits. In addition, except for such records or matters which are confidential, proprietary in nature or subject to any attorney-client or attorney work product privilege, subsequent to the Close of Escrow, Seller shall generally cooperate with Buyer to deliver or make available for copying (at Seller's election) such other records pertaining to the Property as may be specifically requested by Buyer for its use in connection with the operation or management of the Property and which are in Seller's possession or control.

        (b) CONTRACTS. All original (or true, correct and complete copies if originals are not available) Contracts referred to in the Assignment of Contracts (if the Contracts are located at the onsite management office, delivery of the Contracts may be made by transferring custody of the onsite management office to Buyer);

        (c) RENT ROLL. A Rent Roll for the Property, updated to the Close of Escrow, together with a list of Tenants whose rent and/or other charges is/are at least thirty (30) days past due as of such date;

       (d) LEASES. All originals (or true, correct and complete copies if originals are not available) of all the Leases referred to in the Assignment of Leases (if the Leases are located at the onsite management office, delivery of the Leases may be made by transferring custody of the onsite management office to Buyer).

        (e) LOAN DOCUMENTS. Originals, if available, otherwise true, correct and complete copies of all documents relating to or constituting the Existing Encumbrance.

        (f) OPERATING AGREEMENTS. One original (or true, correct and complete copies if originals are not available) of each of the Operating Agreements referred to in the Assignment of Operating Agreements (if the Operating Agreements are located at the onsite management office, delivery of the Operating Agreements may be made by transferring custody of the onsite management office to Buyer);

        (g) KEYS. Any keys in the possession or control of Seller to all locks located in the Property.

    9. COSTS AND EXPENSES. Seller shall pay the cost and expense of any assumption fee required by the terms of the Existing Encumbrance, a standard coverage title policy in the amount of the Purchase Price, the cost of the original Survey, the cost of any title curative endorsements, one-half of the escrow fee of Escrow Holder, one-half of any documentary transfer taxes payable in connection with the recordation of the Deed and Ground Lease Assignment and one-half of any other Closing costs not specifically apportioned hereunder. Buyer shall pay the cost and expense of any fees or charges (other than any assumption fee under the terms of the Existing Encumbrance) charged by Beneficiary in connection with the transactions contemplated by this Agreement, any extended coverage title policy and title endorsements (except title curative endorsements) over the premium for the standard coverage title policy, any additional title fees in order to obtain a concurrent lender's policy of title insurance acceptable to Beneficiary, one-half of the documentary transfer taxes, one-half of the escrow fee of Escrow Holder, the cost to update the original Survey and one-half of any other Closing costs not specifically apportioned hereunder. Buyer and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for document drafting, recording and miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Title Company's and Escrow Holder's fees and charges pertaining to the Escrow. If Escrow fails to close as a result of a party's default hereunder, the defaulting party will be responsible for all of Title Company's and Escrow Holder's fees and charges pertaining to the Escrow.

    10. PRORATIONS. The following prorations between Seller and Buyer shall be made by Buyer and Seller and computed, where possible, as of the Close of
Escrow:

        (a) TAXES. Real and personal property taxes and assessments on the Property shall be prorated on the basis that Seller is responsible for (i) all such taxes and assessments for the fiscal year of the applicable taxing authorities occurring prior to the "Current Tax Period" (as hereinafter defined) and (ii) that portion of such taxes and assessments for the Current Tax Period which relate to that portion of the Current Tax Period prior to the Close of Escrow determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the day prior to the Close of Escrow, whether or not the same shall be payable prior to the Close of Escrow. The phrase "CURRENT TAX PERIOD" refers to the fiscal year of the applicable taxing authority in which the Close of Escrow occurs. Buyer shall be responsible for the taxes and assessments, including any reassessment based on the Buyer's acquisition of the Property, relating to the balance of the Current Tax Period. In the event that as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes and assessments to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation of the previous year, with any known changes, shall be used for prorations, and promptly after the date when the actual amount of taxes and assessments for the year or years in question shall be determinable, such taxes and assessments will be re-prorated by the parties on the terms of this paragraph to reflect the actual amount of such taxes and assessments. Promptly after first learning of the same, the first party to learn of a future, pending or actual tax refund relating to a period prior to the Close of Escrow shall notify the other party of the same. When the amount of the refund is known, Seller shall analyze whether any of Buyer's tenants are entitled to all or any portion of such tax refund under law or contract and provide a written report to Buyer addressing the results of such analysis. Such report shall be subject to Buyer's approval, not unreasonably withheld or delayed. If Buyer disapproves such report, Buyer shall notify Seller of the same, the amount of the refund it claims should be allocated to its tenants and the basis for the same. If Buyer approves the report, Buyer shall retain or be entitled to that portion of the refund as described in the report and shall disburse to or credit the appropriate tenants with such portion of the refund. Subject to Buyer's approval of the credit due Tenants as shown in the report approved by Buyer, any pending or future tax refunds relating to a period prior to the Close of Escrow is and shall remain the sole property of Seller and shall be delivered promptly to Seller by Buyer if received by Buyer.

        (b) RENTALS. Rentals and other payments payable by tenants, licensees, concessionaires, the REA Parties and other persons using or occupying the Property or any part thereof, if any, for or in connection with such use or occupancy (including, without limitation, fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs, common area maintenance charges, HVAC charges, promotional charges and other sums and charges payable by the Tenants under the Leases [collectively, "RENTALS")] shall be prorated as of the Close of Escrow such that Seller will be entitled to Rentals attributable to periods prior to the Close of Escrow and Buyer will be entitled to Rentals attributable to periods from and after the Close of Escrow, all as more particularly set forth below.

             (i) CURRENT RENTAL. All Rentals, other than Percentage Rent owed under the Leases, for the month in which the Closing occurs ("CURRENT RENT") shall be prorated as provided below as of the Closing Date; provided that Current Rent shall not include Rentals with respect to the current month owed by any tenant which is more than thirty (30) days delinquent in the payment of Rental applicable to the immediately prior month. Seller's share of Current Rent shall be the product of (i) the quotient arrived at by dividing (a) the number of days prior to the Close of Escrow within the calendar month of the Close of Escrow by (b) the total number of days within such calendar month, and (ii) the Current Rent. If Seller has received prior to the effective date of Buyer's and Seller's proration under this subparagraph (b)(i) (which effective date shall be the date Seller has cut off receivables, which shall be two (2) or three (3) business days prior to the Closing), Current Rent in excess of Seller's share of the Current Rent for the calendar month of the Closing Date as calculated above, the proration statement of Buyer shall reflect a credit against the Purchase Price in the amount of such excess. Alternatively, if Seller's share of Current Rent as calculated above is greater than Seller's collection of Current Rent, the proration statement of Buyer shall reflect a debit (i.e., funds payable at Closing), in addition to the Purchase Price, in the amount of such difference and, if within thirty (30) days after the Closing, Buyer shall not have received all Current Rent less Seller's collection of Current Rent (such shortfall in collections being the "CURRENT RENT COLLECTION SHORTFALL"), Seller shall refund back to Buyer Seller's share (determined as described in the second sentence of this subparagraph above) of the Current Rent Collection Shortfall and such amounts refunded to Buyer shall be deemed Rent Arrears. All Current Rent received by Buyer shall be retained by Buyer. All Current Rent received by Seller in the month in which the Closing occurs shall be retained by Seller if reflected in the foregoing proration as part of Seller's collection of Current Rent and, if not (i.e., Seller receives a payment of Current Rent after the effective date of the proration), either such payment shall be retained by Seller and Buyer shall receive a corresponding credit against the Purchase Price or such payment shall be promptly delivered by Seller to Buyer when received by Seller. With respect to percentage rent or overage rent paid under Leases with no minimum rent, (i) such Rental with respect to the month of the Closing shall be prorated on the basis of the number of days of each party's period of ownership during the month of the Closing in the same manner as Current Rent; and (ii) such Rental with respect to any month preceding or following the month of Closing shall not be prorated.

            (ii) RENT ARREARS. "RENT ARREARS" for the purpose of this Paragraph shall mean Rentals (other than Percentage Rent) more than thirty (30) days past due plus Rentals (other than Percentage Rent) which are less than thirty (30) days past due if owed by a tenant which is more than thirty (30) days delinquent in the payment of Rentals applicable to the immediately prior month. With respect to any Rent Arrears arising under the Leases, Buyer shall pay to Seller on a Lease by Lease basis within the time described below any Rentals (other than Percentage Rent) actually collected that is applicable to the period preceding the Closing Date, less reasonable collection charges; provided, however, that it is hereby understood and agreed that any Rent Arrears collected by Buyer shall be applied first to unpaid Rentals accruing under the subject Lease after the Closing Date, and then, only after all such past due Rentals have been collected, to unpaid Rentals accruing under the subject Lease prior to the Closing Date; further provided, however, that with respect to delinquent Estimated Tenant Charges (as defined below), if any, under the subject Lease, in no event shall Seller receive payment in excess of the Shortfall (as defined below). Any sums owed to Seller pursuant to the foregoing shall be paid by Buyer to Seller by the tenth (10th) day of the first calendar month following the month in which payment is received by Buyer. Buyer shall deliver to Seller by the tenth (10th) day of the first full calendar month after the Closing Date and every month thereafter, a statement of the collection status of each Rent Arrears until the sooner of (i) collection of all Rent Arrears and (ii) six (6) months after the Closing Date. If any Rent Arrears remain six (6) months after the Closing Date, Buyer shall deliver to Seller, within a reasonable time after request by Seller, a statement of the collection status of any remaining Rent Arrears.

           (iii) PERCENTAGE RENT. Other than percentage rent or overage rent paid under Leases with no minimum rent, percentage rent or overage rent (referred to herein as "PERCENTAGE RENT") under the Leases shall be prorated between Buyer and Seller on a Lease by Lease basis with Seller entitled to the portion of total Percentage Rent paid under each Lease for the "LEASE YEAR" in which the Close of Escrow occurs (the "SUBJECT LEASE YEAR") which is in the same ratio to total Percentage Rent paid with respect to such Lease Year under the subject Lease as the ratio of (a) the number of days of said Lease Year which Seller was the landlord under the subject Lease to (b) the total number of days in said Lease Year. Buyer shall be entitled to the balance of Percentage Rent paid under each Lease with respect to the Subject Lease Year. As used herein, the term "LEASE YEAR" means the twelve (12) month period as to which annual Percentage Rent is owed under each Lease. The foregoing proration shall be made as follows on a Lease by Lease basis: (a) subject to the balance of this subparagraph (iii), Seller shall retain all Percentage Rent payments received by it on and prior to the Close of Escrow and Buyer shall retain all Percentage Rent payments received by it after the Close of Escrow; (b) as promptly as possible after the Closing Date Seller shall deliver to Buyer a statement of all Percentage Rent collected by Seller with respect to the Subject Lease Year on a Lease by Lease basis along with a copy of the Percentage Rent invoices and sales reports which support such collections, (c) for each Lease, not later than forty-five (45) days after the date the last Percentage Rent payment with respect to the Subject Lease Year is due, Buyer shall deliver to Seller a statement of all Percentage Rent owed, collected or deemed collectable by Buyer with respect to such Lease along with a copy of the annual reconciliation of Percentage Rent owed under the subject Lease for the Subject Lease Year and the related sales information backup; and, (d) for each Lease, within thirty (30) days after the date the statement and reconciliation described in clause (c) above is delivered to Seller, Buyer shall pay to Seller or Seller shall pay to Buyer, whichever is applicable, the positive difference between (a) the total Percentage Rental collected by such party with respect to the Subject Lease Year and (b) the product of (x) the average daily Percentage Rental received with respect to the Subject Lease Year after taking into account the annual reconciliation and (y) the actual number of days such party was the owner of the Project during the Subject Lease Year (with Buyer being deemed to be the owner as of the Closing Date). If Percentage Rent is collected by Buyer from delinquent tenants only after enforcement or collection efforts, for the purpose of this proration, the Percentage Rent collected by Buyer with respect to the subject Lease shall be deemed to be the actual amount collected less reasonable collection charges.

            (iv) DEPOSITS AND ADVANCE RENTALS. Cash security deposits paid by tenants pursuant to the Leases, and any interest required to be paid thereon, and any Rentals paid (or deemed paid as a result of a credit to the tenant based upon past overpayments) more than one month in advance shall be fully credited to Buyer at Closing (i.e., Buyer's proration statement shall reflect a credit against the Purchase Price). Non-cash forms of security deposits (certificates of deposit, accounts, letters of credit and the like) shall be delivered, transferred or assigned by Seller to Purchaser at Closing. Except as to Leases which are terminated in accordance with Paragraph 12 below, Seller agrees that it will not during the term of this Escrow or upon the Close of Escrow apply any deposits toward any delinquent Rentals, or other amounts due under any Leases. Any security or performance deposits delivered by Seller to any governmental - entities or other third parties in connection with Seller's fulfillment of onsite or offsite improvement obligations which were completed prior to the Closing Date and any interest required to be paid thereon shall be and remain the sole property of Seller, and any refund or return of such deposits shall be made directly to Seller.

             (v) OTHER TENANT CHARGES. The Leases contain tenant obligations for payment of various items on a monthly estimated basis subject to a reconciliation following the end of each applicable period (i.e., annual calendar year in most cases and semi-annually for most estimated monthly payments of property taxes) (the "TENANT CHARGES"). Rentals and Rent Arrears, as defined above, include Tenant Charges. Examples of Tenant Charges are taxes, common area expenses, maintenance, utilities and HVAC charges. Percentage rent, fixed rent, minimum rent and promotional fund contributions are not Tenant Charges. Such monthly billings are referred to as "ESTIMATED TENANT CHARGES" and the actual amount of the Tenant Charges owed under the Leases based on the landlord's actual expenditures are referred to herein as the "ACTUAL TENANT CHARGES". As promptly as possible after the Closing Date, but in no event later than ninety (90) days thereafter, Seller shall deliver to Buyer (a) a schedule of the expenses, costs and charges (the "EXPENSE ITEMS") relating to that portion of the current applicable period prior to the Close of Escrow (such period of time being referred to herein as the "PARTIAL YEAR") which constitute the basis for Actual Tenant Charges along with appropriate backup information on such Expense Items and (b) a reconciliation of (i) the Estimated Tenant Charges owed under each Lease during the Partial Year, and (ii) the Actual Tenant Charges payable under each Lease for Expense Items relating to the Partial Year. For the purpose of this Paragraph 10(b)(v), those, and only those, Estimated Tenant Charges allocated to Seller pursuant to Paragraph 10(b)(i) above shall be considered as owed by the subject tenant and collected by Seller during the month of the Close of Escrow. Seller's reconciliation statement for the Partial Year shall reflect, on a Lease by Lease basis, (i) the amount by which Actual Tenant Charges exceed the Estimated Tenant Charges owed under the Lease (the "PRE-CLOSING UNDERPAYMENT"), being the sum owed to Seller or (ii) the amount by which the Estimated Tenant Charges exceed the Actual Tenant Charges owed under the Lease (the "PRE-CLOSING OVERPAYMENT"), being the sum owed to Buyer. Concurrent with Buyer's receipt of Seller's reconciliation statement, Seller shall pay to Buyer the aggregate amount of all Pre-closing Overpayments less any Rent Arrears (other than those then subject to dispute by the Tenant) that remain payable by the Tenants who are subject to the Pre-closing Overpayment. At such time after the Close of Escrow as Buyer reconciles Tenant Charges under the Leases, the reconciliations prepared by Buyer and sent to the Tenants shall incorporate the result of Seller's reconciliation statement. As promptly as possible following Buyer's receipt of payment from Tenants of Pre-closing Underpayments, Buyer shall remit the same to Seller less the reasonable collection costs incurred by Buyer, if any, that are reasonably allocated to collections payable to Seller, provided, however, any sums collected by Buyer with respect to Tenant Charges shall be applied first to Tenant Charges accruing after the Closing Date. If, as a result of Buyer's annual reconciliation of Tenant Charges, any tenants are entitled to payments or credits by the landlord (other than a return of security deposits) for the calendar year in which the Close of Escrow occurs for overpayment of Estimated Tenant Charges, Buyer shall be solely responsible for such payment or credit. Notwithstanding anything contained herein to the contrary, if the Actual Tenant Charges payable by a Tenant is subject to a cap which is lower than such Tenant's share of Estimated Tenant Charges or Actual Tenant Charges for the applicable period, such cap shall be prorated on the number of days Seller is the owner of the Property during the applicable period and in no event shall Seller receive or retain Estimated Tenant Charges from such Tenant in excess of the prorated cap. In the event Seller's collection of Estimated Tenant Charges from such Tenant is in excess of the prorated cap, Seller's reconciliation statement shall reflect a sum owed to Buyer in the amount of such excess which payment Seller shall make concurrent with the delivery of Seller's reconciliation statement. In the event Seller's collection of Estimated Tenant Charges from such Tenant is less than the prorated cap (and the Actual Tenant Charges are greater than the prorated cap), Seller's reconciliation statement shall reflect a sum owed to Seller in the amount of the difference between the prorated cap and the total of such invoices, which Buyer shall remit to Seller when collected from the subject Tenant.

            (vi) SELLER CLAIMS AGAINST TENANTS. As of the date hereof, Seller has certain actual or potential claims or notes receivables against certain tenants as particularly noted in EXHIBIT "V." Additionally, at the Closing Date, Seller may have other claims against tenants including, but not limited to, claims relating to non-payment of rent or other charges. Seller reserves the right both prior to and following the Closing Date to assert, prosecute and enforce any claims or judgments it may have or obtain against tenants on or prior to the Closing Date;

provided, however, subject to Paragraph 12(c), in no event shall Seller have the right to evict any tenant or terminate any Lease.

        (c) UTILITY CHARGES. Seller shall attempt to cause the utility and water meters to be read by the applicable utility provider on the Closing Date or as close to the Closing Date as is possible if a reading on the Closing Date cannot be obtained, and shall be responsible for the cost of all utilities and water used prior to that time, except to the extent such utility charges are billed to and paid by tenants directly or fully reimbursed as part of Tenant Charges. To the extent utility readings cannot be taken on the Closing Date, Buyer and Seller shall reasonably estimate what the readings are likely to have been as of the Closing Date based on the actual reading, when the actual reading occurred and such information as may be available to Buyer and Seller relating to daily usage rates. Any security or service deposits delivered by Seller to utility providers, and any interest required to be paid thereon, shall be and remain the sole property of Seller, and any refund of such security deposits shall be made directly to Seller except to the extent such deposits are assigned to Buyer by Seller in which case, Buyer shall be debited and Seller credited the amount of such assigned deposits.

        (d) LEASING COMMISSIONS AND TENANT IMPROVEMENT ALLOWANCES AND FREE RENT. Other than those Leasing Commissions and Tenant Incentives identified on EXHIBIT "V" and those incident to Leases approved by Buyer pursuant to Paragraph 12(c) below, identified in EXHIBIT "V" as being payable by Buyer if the Closing occurs, Seller shall pay when due, without contribution from Buyer, all Leasing Commissions and Tenant Incentives payable by landlord under the Leases. To the extent Leasing Commissions and/or Tenant Incentives payable by Buyer are paid by Seller prior to the Closing, Seller shall be credited and Buyer debited the amount of such payments. With respect to those Leases fully executed or renewed from and after the Close of Escrow, Buyer shall pay in full, without contribution by Seller, all leasing commissions and tenant improvement allowances, if any, payable by the landlord unless the same are owed pursuant to separate agreement (i.e., other than the Lease) with Seller not disclosed to Buyer as one of the Contracts, in which case Seller shall be responsible for payment of the same.

         Buyer acknowledges that with respect to those Leases fully executed prior to August 21, 1996, Buyer was aware of, and in offering the Purchase Price, considered the effect of the free rent identified in EXHIBIT "V" attached hereto, and therefore, there shall be no adjustment in the Purchase Price as a result of the same. Any other free rent relating to a period after the Closing Date under those Leases fully executed prior to August 21, 1996 shall result in a credit to Buyer against the Purchase Price.

        (e) CAPITAL EXPENDITURES; AMORTIZATION OF EXTRAORDINARY EXPENSE. All capital and other improvements which are performed or contracted for by Seller prior to the Close of Escrow will be paid by the Seller, without contribution or proration from Buyer, except for (i) those tenant improvement allowances for which Buyer is responsible pursuant to Paragraph 10(d) above, and (ii) those capital expenditures approved by Buyer pursuant to Paragraph 23 that will be added to the Purchase Price as set forth in Paragraph 23.

        (f) CONTRACTS. Amounts payable under those Contracts referred to in the Assignments of Contracts shall be prorated on an accrual basis. Seller shall pay all amounts due thereunder which accrue prior to the Close of Escrow and Buyer shall pay all amounts accruing on the Close of Escrow and thereafter.

        (g) PROMOTIONAL FUND. Promotional fund charges relating to the month in which the Closing occurs are prorated as a part of Current Rent. Seller maintains a separate account (the "PROMOTIONAL FUND ACCOUNT") into which all promotional fund collections are deposited and from which all promotional fund expenditures are made. Seller covenants to make prior to the Closing all contributions to the Promotional Fund Account which are owed by Seller under the Leases or the Operating Agreements with respect to any period of time prior to the Closing. From time to time, Seller may have advanced funds to the Promotional Fund Account to allow the incurrence of certain promotional expenses in advance of collections including the acquisition of equipment or improvements relating to promotional activities. Such advances are accounted for as a receivable from the promotional fund to Seller and in the case of certain improvements or acquisitions with a multi-year useful life, repayment of such receivable is based on an amortization schedule. Therefore, the Promotional Fund Account may have a positive balance (collections exceed expenditures) or a negative balance (expenditures exceed collections). As of the Close of Escrow, if the Promotional Fund Account has a positive balance, Buyer shall be credited and Seller debited with such positive balance, and if the Promotional Fund Account has a negative balance, Seller shall be credited and Buyer debited with such negative balance.

        (h) PRE-CLOSING EXPENDITURES. Seller shall pay or cause to be paid all invoices, charges, bills and the like from providers of goods or services to Seller or Seller's Manager in connection with the Property relating to any period prior to the Close of Escrow.

At least one (1) business day prior to the Close of Escrow, the parties shall agree upon all of the prorations to be made and submit a statement to Escrow Holder setting forth the same. In the event that any prorations, apportionments or computations made under this Paragraph shall require final adjustment due to errors in computation, the need for additional information or as a result of a tenant audit pursuant to audit rights under the Leases, then the parties shall make the appropriate adjustments within thirty (30) days of the date when accurate or additional information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto within three
(3) business days of the date of determination. This Paragraph 10 and the foregoing adjustment obligation shall survive the Close of Escrow.

    11. DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER. Subject to satisfaction for Buyer's benefit or waiver by Buyer of all conditions identified in Paragraph 5(a) and satisfaction for Seller's benefit or waiver by Seller of all conditions identified in Paragraph 5(b), on the Closing Date, Escrow Holder shall promptly undertake all of the following in the following manner:

        (a) PRORATIONS. Prorate all matters referenced in Paragraph 10 based upon the statement delivered into Escrow signed by the parties;

        (b) RECORDING. Cause the Deed, the Ground Lease Assignment (or, in lieu thereof, if applicable, the Ground Lease Merger), Assignment of Leases, the Assignment of Operating Agreements, and those Assumption Agreements which are to be recorded and any other documents which the parties hereto may mutually direct to be recorded in the Official Records in the order directed by the parties;

        (c) FUNDS. Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items (including, without limitation, the Purchase Price) chargeable to the account of Buyer pursuant hereto and disburse the balance of such funds, if any, to Buyer;

        (d) DOCUMENTS TO SELLER. Deliver to Seller two (2) fully executed originals of each of the Assignment of Leases, Ground Lease Assignment (or, in lieu thereof, if applicable, the Ground Lease Merger), Assignment of Operating Agreements, Assignment of Contracts, and General Assignment and a conformed copy of the recorded Deed and Ground Lease Assignment (or, in lieu thereof, if applicable, the Ground Lease Merger) and a copy of the Assumption Agreements;

        (e) DOCUMENTS TO BUYER. Deliver to Buyer the following number of originals of the documents: two (2) Bill of Sale, one (1) FIRPTA Certificate, one (1) Withholding Exemption Certificate, one (1) Assignment of Leases, one (1) Ground Lease Assignment (or, in lieu thereof, if applicable, the Ground Lease Merger), one (1) Assignment of Operating Agreements, two (2) Assignment of Contracts, and two (2) General Assignment, and, if applicable, each Seller's Lease Certificate, and a conformed copy of the recorded Deed, Ground Lease Assignment (or, in lieu thereof, if applicable, the Ground Lease Merger), Assignment of Leases, Assignment of Operating Agreements, and any recorded Assumption Agreements, and any other document which is to be delivered to Buyer hereunder;

        (f) DOCUMENTS TO BENEFICIARY. Deliver to Beneficiary the original Assumption Agreements or, as to a recorded Assumption Agreement, a conformed copy of the same.

        (g) TITLE POLICY. Direct the Title Company to issue the Title Policy to Buyer; and

        (h) I.R.C. Section 6045(e). Complete and file any agreement required to be filed pursuant to Internal Revenue Code Section 6045(e). The parties hereby agree to provide all information and execute all documentation required in conjunction with such filing.

    12.  COVENANTS OF SELLER. Seller hereby covenants with Buyer, as follows:

        (a) For the purpose of this Paragraph 12, "control" shall refer to Seller's ability to obtain the described items in the possession of Seller's agents or representatives and "possession," when used with respect to Seller, shall mean located at the Property or Ernest W. Hahn, Inc.'s company headquarters. Within five (5) days of the date of this Agreement, Seller shall make available to Buyer an inventory of files relating to the Property which are archived offsite from such company headquarters and Seller shall promptly make available for review by Buyer at such company headquarters all archived items requested by Buyer. Seller shall also deliver or make available to Buyer, within five (5) days of the date hereof, all of the following documents

              1. A statement of insurance coverages and premiums by policy type and copies of insurance policies for the fire, extended coverage and public liability insurance maintained by or for the benefit of Seller (collectively, "EXISTING INSURANCE POLICIES"); provided that, to the extent coverage is provided by Seller's blanket policies, Seller need not deliver such Existing Insurance Policies but shall instead deliver to Buyer certificates of such insurance.

              2. For calendar year 1994 and 1995, and, to the extent available for the current year, a copy of all income and expense statements, year end financial and monthly operating statements for the Property (collectively, "OPERATING STATEMENTS") and sales volume reports; and copies of operating budgets for the current year.

              3. A copy of "as built" plans and specifications of the Improvements and any other plans and specifications relating to the Property in Seller's possession or control.

              4. To the extent in Seller's possession or control, copies of any inspection, soils, engineering, physical, environmental or architectural studies, reports or plans which relate to the physical condition or operation of the Property or recommended improvements thereto.

              5. A copy of the bill or bills received by Seller for the most recent year for which bills have been issued for all real estate taxes (including assessed value) and personal property taxes and a copy of any and all notices in Seller's possession pertaining to real estate taxes or assessments applicable to the Property (collectively, "TAX BILLS"). Seller shall promptly deliver to Buyer a copy of any such bills or notices received by Seller after the date hereof even if received after the Closing.

              6.   Copies of all Contracts.

              7. A copy of all Leases and any other agreements which are in effect with Tenants and other occupants of the Property, and any guarantees thereof, all as amended, together with (to the extent in Seller's possession or control) the current financial statements and sales reports concerning each Tenant.

              8. A copy of Seller's current lease plan for the Property, existing lease proposals, Seller's standard form of lease for the Property and current leasing status reports, which leasing status reports Seller hereby agrees to update for Buyer up to the date of Closing.

              9. To the extent in Seller's possession or control, (i) copies of all certificate(s) of occupancy, licenses, permits, authorizations, approvals and other entitlements obtained by Seller with respect to the Property, or any portion thereof, occupancy thereof or any present or proposed use thereof, including, without limitation, elevator permits, and liquor licenses, if any, and (ii) such other permits as are necessary for the present operation of the Property with full use of all Improvements located thereon, and (iii) any other entitlements respecting any contemplated expansion of the Property.

              9. To the extent in Seller's possession or control, a copy of all guarantees, warranties and other documents or instruments relating to the Property.

              10. A copy of Seller's most current report on pending insurance claims and litigation relating to the Property and, if requested by Buyer, a copy of any related documents in Seller's possession or control.

              11. A copy of all documents constituting the Operating Agreements (including, without limitation, any amendments, modifications, supplements or extensions thereto).

              12.  Copies of the most recent utility bills for the Property.

        (b) Within five (5) days of Buyer's request for the same, Seller shall deliver or make available to Buyer any other documents and information reasonably requested by Buyer which are in Seller's possession or control.

        (c) From and after the date hereof, Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, enter into any Lease, rental agreement, maintenance contract, service contract, listing agreement or any other contract affecting or relating to the Property or any portion thereof which will survive the Close of Escrow or will otherwise affect the use, operation or enjoyment of the Property after the Close of Escrow ("NEW CONTRACT"). Seller shall deliver to Buyer a copy of the proposed New Contract (together with any other information relating thereto as Buyer may reasonably request) along with a written notice requesting Buyer's consent to the same in accordance with this subparagraph. Buyer's failure to disapprove of any such proposed New Contract within five (5) business days after receipt of such notice, shall be deemed Buyer's approval of same. EXHIBIT "B-1" and EXHIBIT "C" shall be deemed updated, as appropriate, to reflect the addition of the subject New Contract.

        (d) All insurance policies carried by Seller with respect to the Property and in effect as of the date of this Agreement shall remain continuously in full force and effect from the date of this Agreement through the day upon which the Close of Escrow occurs.

        (e) From and after the date hereof, Seller shall not terminate (unless due to a default or requested by Buyer and agreed to by Seller), amend, modify, alter or supplement any Lease, Contract, Operating Agreement or the Existing Encumbrance in any respect (a "CONTRACT AMENDMENT") without Buyer's prior written consent, which shall not be unreasonably withheld or delayed. Seller shall deliver to Buyer a copy of the proposed Contract Amendment (together with any other information relating thereto as Buyer may reasonably request) along with a written notice requesting Buyer's consent to the same in accordance with this subparagraph. Buyer's failure to disapprove of any such proposed Contract Amendment within five (5) business days after receipt of such notice, shall be deemed Buyer's approval of same. EXHIBIT "B-1" and EXHIBIT "C" shall be deemed updated, as appropriate, to reflect the Contract Amendment.

        (f) From the date hereof until the Close of Escrow, Seller shall (i) operate and manage the Property in a manner materially consistent to the manner in which Seller has operated and managed the Property prior to the date of this Agreement, (ii) maintain the Property in good condition, repair and working order, subject to Paragraph 16 and Seller's right to defer Capital Expenditures if Buyer does not approve the same pursuant to Paragraph 23, (iii) keep on hand sufficient materials, supplies, equipment and other personal property for the efficient operation and management of the Property in a manner materially consistent to the manner in which Seller has operated and managed the Property prior to the date of this Agreement, (iv) perform when due, and otherwise comply with, all of Seller's material obligations and duties under the Leases, Operating Agreements, Existing Encumbrance and Contracts, and (v) seek tenants in the ordinary course of business for all space which is or will become vacant prior to the end of the month following the Closing. None of the Personal Property shall be removed from the Property, unless replaced by unencumbered personal property of equal or greater utility and value. All Personal Property and Intangible Personal Property shall be conveyed to Buyer by Seller at the Close of Escrow free from any liens, encumbrances or security interests of any kind or nature, except as may be permitted by the Approved Condition of Title.

        (g) Seller shall, at Buyer's sole cost and expense, cause the independent auditors, Coopers & Lybrand, or another independent auditor selected by Buyer, to prepare such financial statements with respect to calendar year 1995 as may be necessary for Buyer to comply with Rule 3-14 of SEC Regulation S-X in accordance with a scope of work approved by Buyer. Buyer and Seller agree to reasonably cooperate with each other in connection with the preparation of such financial statements, and to cause such work to be completed by such independent auditor on or before the Closing Date. Buyer shall pay directly to the independent auditor preparing such work, all costs and expenses on account thereof. Buyer's obligations under this Section 12(g) shall survive the Closing or earlier termination of this Agreement.

        (h) Seller shall send notice of termination of those Contracts designated in writing by Buyer (no less than (10) days prior to Closing) which may by their terms be so terminated. Seller shall provide the minimum notice of termination possible under the subject Contract to cause such Contract to be terminated as of the Closing Date or as soon as possible thereafter given the subject notice requirement.

        (i) After the date hereof and prior to the Closing, subject to the terms of this Paragraph 12 above, Seller shall not alienate, lien, encumber or otherwise transfer all or any part of the Property or any interest therein.

        (j) Concurrently with the Closing, Seller shall terminate all leasing and management agreements pertaining to the Property, and Seller will be solely responsible for any and all termination fees, liquidated damages or other charges payable as a result thereof.

        (k) Except to the extent incurred by Buyer after the Close of Escrow, Seller shall pay all amounts required to be paid by it under any outstanding Contracts made by or on behalf of Seller for the construction or repair of any improvements to the Property.

    13.  SELLER'S REPRESENTATIONS AND WARRANTIES.

        (a) In consideration of Buyer entering into this Agreement and as an inducement to Buyer to purchase the Property, Seller makes the following representations and warranties, subject to the qualifications or exceptions as may be set forth in EXHIBIT "V" and such representations and warranties shall be deemed remade as of the Closing Date subject to the matters set forth in EXHIBIT "V" and the terms of Paragraph 13(b) below:

             (i)   REPRESENTATIONS REGARDING SELLER'S AUTHORITY.

                  (1) Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Montana, and is not insolvent. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby;

                  (2) All requisite action (corporate, partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby, and no other consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required;

                  (3) The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the partners of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof; and

                  (4) Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein will be impeded by any terms, conditions or provisions of any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument affecting the Property to which Seller is a party.

            (ii) LEGAL ACTIONS. Seller has not been served with respect to any, and, to Seller's knowledge, there are no, pending actions, suits, arbitrations, claims or proceedings, at law, in equity or otherwise, affecting, all or any portion of the Property, the Leases, the Contracts, the Operating Agreements or the Existing Encumbrance or in which Seller is a party by reason of Seller's ownership of the Property which would materially adversely affect the value of the Property or the use or operation of the Property for its intended use, including but not limited to, judicial, municipal or administrative proceedings in eminent domain, noticed alleged building code violations, health and safety violations, federal, state or local agency action regarding environmental matters, lease disputes, federal environmental protection agency or zoning violations, personal injuries or property damages alleged to have occurred at the Property or by reason of the condition or use of or construction on the Property. To Seller's knowledge, no environmental, zoning or other land-use regulation proceedings are instituted, pending, or threatened, which would materially adversely affect the value of the Property or the use and operation of the Property for its intended purpose.

           (iii) COMPLIANCE WITH LAW. To Seller's knowledge, all material requirements of all applicable laws, ordinances, rules, requirements, regulations, building codes and environmental rules of any governmental agency, body or subdivision thereof bearing on the Property, the construction of the Improvements, and/or Seller's operation of the Property have been substantially complied with.

            (iv) GOVERNMENTAL PERMITS AND APPROVALS. To Seller's knowledge, Seller has obtained all licenses, permits, certificates and approvals required from all governmental authorities having jurisdiction over the Property for the present use and operation of the Property, the absence of which might have a material adverse effect on the value of the Property or the use and operation of the Property for its intended purpose, and Seller has not received any written notice that remains outstanding or uncured that any licenses, permits and approvals, the absence of which might have a material adverse effect on the value of the Property or the use and operation of the Property for its intended purpose, (1) are invalid, (2) have been violated, (3) have lapsed, terminated or been revoked, and/or (4) are otherwise no longer in full force and effect.

             (v) TAXES. To Seller's knowledge, other than the amounts disclosed in the Title Report and/or the tax bills delivered to Buyer pursuant to Paragraph 12(a) and supplementary real property taxes relating to any recent improvements or work in progress on the Property, no other real property taxes or real property assessments have been or will be assessed against the Property for the Current Tax Year. Seller has no knowledge, and Seller has received no written notice to the contrary, of any special real property assessments (e.g. improvement districts) not reflected in the Title Report or the above-referenced tax bills which have been levied against the Property or which will result from work, activities or improvements done to the Property by Seller. Seller has no knowledge and Seller has received no written notice to the contrary of any intended public improvements which will result in any material charge being levied against, or in the creation of any lien upon, the Property not reflected in the Title Report or the above-referenced tax bills.

            (vi) INSURANCE NOTICES. Seller has not received any written notice that remains uncured or outstanding from any of Seller's insurance carriers or any insurance carrier of any Tenant or REA Party of any material defects or inadequacies in the Property that would adversely affect the insurability of the Property or the cost of any such insurance. Except as identified on EXHIBIT "V," there are no pending insurance claims with respect to all or any portion of the Property of which Seller is aware.

           (vii) HAZARDOUS MATERIALS. Except to the extent, if any, disclosed in any of the environmental investigation studies delivered by Seller to Buyer and scheduled on EXHIBIT "V":

                  (1) Except for the use, storage and disposal of cleaning and maintenance supplies and materials (which may contain Hazardous Materials (as hereinafter defined) in the ordinary course of the operation and maintenance of a regional shopping center and as permitted by all applicable law, Seller has not generated, used, manufactured, treated, released, disposed or stored any Hazardous Materials and, to Seller's knowledge, there has been no generation, use, manufacture, treatment, release, disposal or storage of Hazardous Materials, on the Property in violation of applicable law;

                  (2) to Seller's knowledge, the Property is not presently used for the generation, treatment, storage, manufacture, disposal, handling, transportation or use of any Hazardous Materials in violation of applicable law;

                  (3) Seller has received no written notice that remains uncured or outstanding of, and to Seller's knowledge, there are no investigations, administrative proceedings, notices of violation or other civil or criminal actions threatened or pending alleging, noncompliance with or violation of any statute, regulation or ordinance, respecting the actual or suspected generation, use, manufacture, treatment, release, disposal or storage of any Hazardous Materials at, in or on the Property;

                  (4) to Seller's knowledge, there is not now any aboveground or underground storage tank for Hazardous Materials located on or under the Property; and

                  (5) to Seller's knowledge, the Property is in material compliance with all applicable law respecting Hazardous Materials;

                  (6) The term "HAZARDOUS MATERIALS" means: (i) polychlorinated biphenyls ("PCBs") or "PCB items" (as defined in 40 C.F.R.
Sec. 761.3) or any equipment which contains PCBs; (ii) any asbestos or asbestos-containing materials; (iii) stored, leaked or spilled petroleum products; and (iv) any other chemical, material or substance (a) which is regulated as a "toxic substance" (as defined by the Toxic Substance Control Act, 15 U.S.C. Sec. 2601 et seq., as amended), (b) which is a "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., as amended), (c) which is a "hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sec. 9601 et seq., as amended), or (d) exposure to which, or generation, use, manufacture, treatment, release, disposal or storage of which is prohibited, limited or regulated by any federal, state, county, regional, local or other governmental statute, regulation, ordinance or authority.

          (viii) SCHEDULE OF LEASES AND RENT ROLL. The schedule of Leases ("SCHEDULE OF LEASES") attached hereto as EXHIBIT "B-1" is true, correct and complete in all material respects, and the Rent Roll attached hereto as EXHIBIT "B-2" is true, accurate and complete in all material respects. On or immediately prior to the Closing Date, Seller shall deliver to Purchaser an updated Schedule of Leases which will be true, correct and complete in all material respects as of that date and an updated Rent Roll which will be true, accurate and complete as of that date. The Schedule of Leases contains a list of each Lease and the name of the tenant or occupant thereunder ("TENANT"). To Seller's knowledge, there are no other occupancy agreements (whether oral or written) affecting the Property other than the Leases, the Operating Agreements, the matters disclosed in the Title Report and any new Leases entered into pursuant to Paragraph 12. Seller further represents and warrants as follows with respect to each of the
Leases: (1) the Lease is in full force and effect and has not been terminated;
(2) the Lease constitutes the entire agreement with such Tenant relating to the property leased to it under the Lease, and has not been amended, modified, supplemented or extended (in writing or otherwise), except for such amendments, modifications, supplements and extensions described on the Schedule of Leases;
(3) except as set forth on EXHIBIT "V," Seller has received no written notice from the Tenant that remains outstanding or uncured that any material condition of the Lease for Tenant's benefit remains unsatisfied or any work required to be performed by the lessor thereunder remains incomplete or unperformed in any material respect and, to Seller's knowledge, all material conditions of the Lease for Tenant's benefit and all work required to be performed by the lessor thereunder have been satisfied or completed in all material respects; (4) except as set forth on EXHIBIT "V," the Tenant has no right of first refusal or option to purchase all or any portion of the Property pursuant to the Lease; and (5) except as set forth on EXHIBIT "V", Seller has received no written notice of material default that remains uncured or outstanding and Seller has given no written notice of default that remains uncured or outstanding. Pursuant to other provisions of this Agreement, Buyer is to receive an Estoppel Certificate or Seller's Estoppel Certificate with respect to at least eighty-five percent (85%) of the gross leasable area that is occupied by Tenants as of the Opening of Escrow. Except for a Tenant's certification that it is not in default under its Lease, to the extent a Seller's Certificate warrants or an Estoppel Certificate certifies information which is the subject of Seller's warranty under this Paragraph 13(a)(viii), thereafter, the warranty set forth herein shall be of no further force or effect.

            (ix) CONTRACTS; AGREEMENTS AFFECTING THE PROPERTY POST-CLOSING. EXHIBIT "C" attached hereto is a schedule of the Contracts which, subject to Buyer's election under Paragraph 12(h), will survive the Closing, which schedule is true, correct and complete in all material respects. Except for the Contracts, the Leases, the Operating Agreements, the Existing Encumbrance and Assumption Agreements, any New Contracts or Contract Amendments entered into pursuant to Paragraph 12, and the title exceptions shown in the Title Report, there are no other agreements (whether oral or written) affecting the Property which will survive the Closing. Seller further represents and warrants as follows with respect to each of the Contracts: (1) the Contract is in full force and effect and has not been terminated; (2) the Contract constitutes the entire agreement of the parties thereto with respect to the subject matter thereof, and has not been amended, modified, supplemented or extended (in writing or otherwise), except for such amendments, modifications, supplements and extensions described on EXHIBIT "C" and any Contract Amendments made pursuant to Paragraph 12 and any oral agreements between Seller's on-site representatives in the field and the on-site representatives of the other party regarding non-material changes in the manner, method or scope of performance; and (3) except as set forth on EXHIBIT "V," Seller has received no written notice of default that remains uncured or outstanding and Seller has given no written notice of default that remains uncured or outstanding.

             (x) OPERATING AGREEMENTS. EXHIBIT "E" attached hereto is a true, correct and complete schedule of all agreements and contracts with the REA Parties ("OPERATING AGREEMENTS") and there are no other agreements of any kind between Seller and the REA Parties (whether oral or written) except the Operating Agreements. With respect to each of the Operating Agreements: (1) the Operating Agreement has not been terminated; (2) the Operating Agreement constitutes the entire agreement of the parties thereto with respect to the Property, and has not been amended, modified, supplemented or extended (in writing or otherwise), except for such amendments, modifications, supplements and extensions described on EXHIBIT "E"; and (3) except as set forth on EXHIBIT "V," Seller has received no written notice of default that remains uncured and Seller has given no written notice of default that remains uncured or outstanding. To the extent an REA Estoppel Certificate certifies information which is the subject of Seller's warranty under this Paragraph 13(a)(x), thereafter, the warranty set forth herein shall be of no further force or effect.

            (xi) EXHIBIT "F" attached hereto is a true, correct and complete schedule of the loan documents constituting the Existing Encumbrance and with the exception of the Assumption Agreements, there are no other agreements of any kind between Seller and Beneficiary respecting the Existing Encumbrance (whether oral or written); provided, however that the Assumption Agreements will modify the Existing Encumbrance as of the Close of Escrow. With respect to each of the loan documents constituting the Existing Encumbrance: (1) such document is valid and in full force and effect, and has not been terminated; (2) the loan documents constituting the Existing Encumbrance constitute the entire agreement of the parties thereto with respect to the Property, and have not been amended, modified, supplemented or extended (in writing or otherwise), except for such amendments, modifications, supplements and extensions described on EXHIBIT "F"; and (3) to Seller's knowledge, there has been no default or event which, with the giving of notice or the passage of time, or both, would constitute a default by any party thereto, and no party to such loan documents have asserted any defense to, or offset or claims against, the performance of its obligations under the loan documents. To the extent any of the documents received from Beneficiary certify information which is the subject of Seller's warranty under this Paragraph 13(a)(xi), thereafter, the warranty set forth herein shall be of no further force or effect.

           (xii) LEASING COMMISSIONS. The term "LEASING COMMISSIONS" means any unpaid brokerage or leasing fees or commissions, finder's fees or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of (i) any of the Leases or (ii) pursuant to an agreement with Seller, a future Lease made with a prospective Tenant of the Property introduced to or shown the Property prior to the Closing. There are no Leasing Commissions owed or, to Seller's knowledge, that will become due except as set forth on EXHIBIT "V" attached hereto and Leasing Commissions arising from new Leases entered into pursuant to Paragraph 12.

          (xiii) SECURITY DEPOSITS. EXHIBIT "B-3" attached hereto is a list of the amount of (A) all security deposits received from the Tenants, less amounts previously applied or returned to such Tenants, and (B) any letters of credit or other forms of non-cash documentation provided for such purpose in lieu of cash. Such list is true and complete in all material respects.

           (xiv) PHYSICAL AND OPERATING CONDITION. To Seller's knowledge and except as set forth on EXHIBIT "V" there are no material physical, structural, or mechanical defects in the Property (including, without limitation, the plumbing, heating, sprinkler, air conditioning, ventilation and electrical systems and the roof) and to Seller's knowledge, except as set forth on EXHIBIT "V", all such items are in good operating condition and repair in all material respects, subject, however, to normal wear and tear for equipment and improvements of the same type, quality and age. As used in this Subparagraph 13(a)(xiv), the word "MATERIAL" with respect to patent defects shall mean any physical, structural or mechanical defect (but not normal wear and tear for equipment and improvements of the same type, quality and age) that individually or in the aggregate would have a substantial adverse effect on the day to day operation of the Property if left unaddressed or unrepaired.

            (xv) EMPLOYEES. Attached hereto as EXHIBIT "W-1" is a true, correct and complete list of all on-site employees employed by Seller with respect to the Property. Attached hereto as EXHIBIT "W-2" is a true, correct and complete list of all on-site employees employed by Seller's property manager ("SELLER'S MANAGER") with respect to the Property. There are no collective bargaining or employment agreements between Seller and/or Seller's Manager and the employees listed on EXHIBIT "W-1" or EXHIBIT "W-2".

           (xvi) TENANT INCENTIVES. The term "TENANT INCENTIVES" means all tenant improvement allowances which lessor under the Leases is obligated to pay to Tenants. Except as indicated on EXHIBIT "V" and Tenant Incentives arising under new Leases entered into pursuant to Paragraph 12, no Tenant Incentives shall become due after the Close of Escrow under any of the Leases or, to Seller's knowledge, with respect to any renewal or extension thereof or the leasing of additional space by any Tenant.

          (xvii) KNOWLEDGE. Seller represents and warrants that the personnel identified in Paragraph 13(c) below are the employees and officers of Seller, Seller's general partner(s) or Seller's Manager who are the most likely to have received information regarding the Property in the ordinary course of their duties.

        (b) NOTICE AND CURE. Promptly after first actually learning of such information, Buyer shall advise Seller in writing (the "BUYER'S REPRESENTATION NOTICE") of any information Buyer receives prior to the Close of Escrow which Buyer regards as a material breach of a representation or warranty of Seller hereunder. Following the delivery of Buyer's Representation Notice, except in the case where Seller knew that the subject representation or warranty was untrue or inaccurate when initially given, (i) Seller may, by written notice to Buyer ("SELLER'S CURE NOTICE"), delivered to Buyer within ten (10) days after a Buyer's Representation Notice, undertake to cure the subject breach or warranty (which, in the case of a knowledge-based representation or warranty, shall mean the cure of the related underlying deficiency in the Property) and, in the event of such election, by notice to Buyer and Escrow Holder, to extend the Closing Date up to thirty (30) days to the extent necessary to complete such cure to the reasonable satisfaction of Buyer, and (ii) if Seller elects not to perform such cure, Seller shall have no liability hereunder for breach of the subject representation or warranty, rather, provided Buyer was unaware of the subject breach prior to the Contingency Date, Buyer shall have the right, as Buyer's sole and exclusive remedy, exercisable by giving notice to Seller and Escrow Holder within ten (10) days after Buyer's receipt of the Seller's Cure Notice, either (x) to terminate this Agreement and the Escrow, in which event neither party shall have any further obligations to the other hereunder, subject to the Surviving Provisions, or (y) to consummate the transaction contemplated hereby. The Closing Date shall be extended to the extent necessary to accommodate the notice and cure periods set forth in this Paragraph. Except in the case where Seller knew that the subject representation or warranty was untrue when initially given, (i) in the event that at the Close of Escrow, Buyer has actual knowledge that a representation or warranty of Seller contained herein is untrue or incorrect, and Buyer nevertheless elects to proceed to Close of Escrow, Buyer waives any claim it may have against Seller for a breach of such representation or warranty and (ii) in the event that prior to the Contingency Date, Buyer has actual knowledge that a representation or warranty of Seller contained herein is untrue or incorrect, and Buyer nevertheless elects to proceed beyond the Contingency Date without giving a Buyer's Representation Notice, Buyer waives any claim it may have against Seller for a breach of such representation or warranty. As used in this Agreement, the terms "ACTUAL KNOWLEDGE" and "ACTUALLY AWARE" shall not include any fact contained in any document that has not actually been reviewed by Buyer.

        (c) DEFINITION OF KNOWLEDGE. Where a representation or warranty is limited to the knowledge of Seller or the knowledge of Seller is referred to herein, such representation or warranty or reference is deemed to be limited to the current, actual knowledge, without independent investigation or inquiry except as described below, of Seller's and Seller's Manager's personnel as follows: Mary Allman Boyle, Tom Leeman, John Walker, Kurt Sullivan and Ron Glover. Inquiry is limited to the inquiry of Seller in the form of a questionnaire, respecting all matters for which Seller is making a representation hereunder, directed to and/or interview with the personnel identified above and such other personnel of Seller or Seller's Manager one would reasonably make inquiry of given the subject matter of the representations and warranties.

        (d) LIMITATION ON SURVIVAL. The representations and warranties and indemnities of Seller set forth in this Agreement and in any Exhibits to this Agreement shall survive the Close of Escrow and continue until January 1, 1998 and shall automatically lapse and become null and void after said period, and Buyer shall thereafter be barred from bringing or asserting any claim against Seller under any indemnity or by reason of a breach of any of such representations or warranties by Seller unless prior to the expiration of such time period, such claim is asserted in writing delivered to Seller specifying the claim under the indemnity or the alleged breach and the specific factual basis for the same.

    14. BUYER'S REPRESENTATIONS AND WARRANTIES. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following representations and warranties, each of which is material and is being relied upon by Seller:

        (a) Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of California, and is not insolvent. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby;

        (b) All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No other consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required;

        (c) The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer and the partners of Buyer, if any, have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof; and

        (d) Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein will be impeded by any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.

    15.  DEFAULT - REMEDIES.

        (a) SELLERS REMEDIES; LIQUIDATED DAMAGES. IF BUYER IS IN BREACH OF THIS AGREEMENT AND THE CLOSE OF ESCROW FAILS TO OCCUR

BY REASON OF SUCH DEFAULT, THEN SELLER MAY ELECT TO TERMINATE THIS AGREEMENT AND THE ESCROW (IN WHICH EVENT SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER AND THEREUNDER). BUYER AND SELLER AGREE THAT, BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER'S DAMAGE BY REASON OF BUYER'S DEFAULT. ACCORDINGLY, BUYER AND SELLER AGREE THAT IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER "LIQUIDATED DAMAGES" EQUAL TO THE AMOUNT OF THE DEPOSIT. SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT THE FOREGOING AMOUNT IS REASONABLE AS LIQUIDATED DAMAGES AND SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY REASON OF BUYER'S DEFAULT AT OR PRIOR TO THE CLOSE OF ESCROW IN ANY COVENANT, REPRESENTATION OR WARRANTY UNDER THIS AGREEMENT. ACCORDINGLY, IF BUYER COMMITS A DEFAULT IN ANY COVENANT, REPRESENTATION OR WARRANTY UNDER THIS AGREEMENT AND THE CLOSE OF ESCROW FAILS TO OCCUR BY REASON OF SUCH DEFAULT, SELLER MAY ELECT TO TERMINATE THIS AGREEMENT AND THE ESCROW, WHEREUPON SELLER SHALL BE RELIEVED FROM ALL LIABILITY HEREUNDER AND THEREUNDER, AND ESCROW HOLDER SHALL (I) CANCEL THE ESCROW, AND (II) DISBURSE TO SELLER THE DEPOSIT (OR THE INITIAL DEPOSIT IN THE CIRCUMSTANCE WHERE BUYER'S DEFAULT IS ITS FAILURE TO MAKE THE ADDITIONAL DEPOSIT WHEN AND IF REQUIRED BY THE TERMS OF THIS AGREEMENT). SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS. NOTWITHSTANDING THE FOREGOING, SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES AGAINST BUYER CONCERNING THE ENFORCEMENT OF BUYER'S OBLIGATIONS UNDER THE SURVIVING PROVISIONS UNDER THIS AGREEMENT, INCLUDING THE RIGHT TO SEEK INJUNCTIVE RELIEF, SPECIFIC PERFORMANCE AND/OR DAMAGES WITH RESPECT TO SUCH OBLIGATIONS.

         Seller's Initials                       Buyer's Initials

    /s/ DLH MAB                             /s/ RAB
    -------------------------               -------------------------

        (b) BUYER'S REMEDIES. If Seller is in breach of this Agreement and the Close of Escrow fails to occur by reason of the same, Buyer shall be entitled to (i) terminate this Agreement and the Escrow (in which event Buyer shall thereupon be released from its obligations hereunder and thereunder) and receive a return of the Deposit together with all interest thereon and (ii) all other rights and remedies under law or equity, including the right to seek the specific performance of Seller's obligations under this Agreement and to recover any and all damages suffered by Buyer by reason of Seller's default. In addition, notwithstanding the foregoing, Buyer shall retain all rights and remedies against Seller concerning the enforcement of Seller's obligations under the Surviving Provisions under this Agreement, including the right to seek injunctive relief, specific performance and/or damages with respect to such obligations.

    16.  DAMAGE OR CONDEMNATION PRIOR TO CLOSING.

        (a) MATERIAL DAMAGE. In the event that prior to the Close of Escrow, the Property, or any material portion thereof (as determined in subparagraph (e) below), is destroyed or materially damaged (as determined in subparagraph (e) below), Buyer shall have the right, exercisable by giving written notice to Seller within fifteen (15) days after receipt of written notice of such damage or destruction, either (i) to terminate this Agreement and the Escrow, in which event neither party hereto shall have any further rights or obligations hereunder, subject to the Surviving Provisions, or (ii) to accept the Property in its then condition and to proceed with the consummation of the transaction contemplated by this Agreement, with a reduction in the Purchase Price equal to the estimated cost to restore.

        (b) NON-MATERIAL DAMAGE. In the event that prior to the Close of Escrow there is any non-material damage to the Property, or any part thereof, Seller may repair or replace the damaged improvements prior to the Close of Escrow (and, if necessary to allow Seller time to complete such repair or replacement, the Close of Escrow will be extended by the number of days necessary to complete such repair or replacement, but in no event may the Close of Escrow be extended by more than thirty (30) days). If Seller completes such repair or replacement, Seller shall retain its rights to any insurance proceeds payable by reason of such damage or destruction. In the event Seller is unable or unwilling to repair or replace the damaged improvements, Seller shall notify Buyer in writing of such fact and Buyer shall accept the Property in its then condition with a reduction in the Purchase Price equal to the estimated cost to restore and proceed with the transaction contemplated by this Agreement.

        (c) MATERIAL TAKING. In the event that prior to the Close of Escrow, all or any material portion of the Property is subject to a taking by a public or governmental authority, Buyer shall have the right, exercisable by giving written notice to Seller within fifteen (15) days after receiving written notice of such taking, either (i) to terminate this Agreement, in which event neither party hereto shall have any further rights or obligations hereunder, subject to the Surviving Provisions, or (ii) to accept the Property in its then condition, without a reduction in the Purchase Price, and to receive an assignment of all of Seller's rights to any condemnation award or proceeds payable by reason of such taking. If Buyer elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent not unreasonably withheld.

        (d) NON-MATERIAL TAKING. In the event that prior to the Close of Escrow, any non-material portion of the Property is subject to a taking by any public or governmental authority, Buyer shall accept the Property in its then condition and proceed with the consummation of the transaction contemplated by this Agreement, in which event Buyer shall be entitled to an assignment of all of Seller's rights to any award or proceeds payable in connection with such taking. In the event of any such non-material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer's prior written consent not unreasonably withheld.

        (e) DEFINITION OF MATERIAL. For purposes of this Paragraph 16, damage to the Property, or a taking of a portion thereof, shall be deemed to be material or involve a material portion thereof if (i) the estimated cost of restoration or repair, as estimated by Buyer in Buyer's reasonable discretion, or by the Independent Contractor in the event Seller disputes Buyer's estimate, of such damage or the amount of the condemnation award with respect to such taking shall exceed one percent (1%) of the Purchase Price, (ii) access to the Property is prevented or otherwise impeded for in excess of sixty (60) days by the casualty or taking, (iii) occupancy in excess of Ten Thousand (10,000) square feet of space in the Property is prevented for in excess of sixty (60) days due to such casualty or taking, or (iv) all or any portion of the parking areas of the Property are taken.

        (f) NOTICE OF TAKING. Seller agrees to give Buyer prompt written notice of any taking of, proposed taking of, damage to or destruction of the Property.

    17. NOTICES. All approvals, notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or delivered by overnight commercial carrier, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telefacsimile ("FAX") machine capable of confirming transmission and receipt, provided that a hard copy of the notice is delivered or mailed in the manner set forth above no later than one business day after transmission by Fax. Notice shall be deemed effective upon the earlier of: (i) if personally delivered, the date of delivery to the address of the party set forth below; (ii) if delivered by overnight commercial carrier, on the date of delivery, as shown on the carrier's delivery receipt, (iii) if mailed, on the date of delivery as shown by the senders registry or certification receipt or (iv) if sent by Fax, when confirmation of complete transmission and receipt is received by the transmitting party, provided such conformation is received on or before 5:00 p.m. (Pacific Time) on a business day; if such confirmation is received after 5:00 p.m. (Pacific Time) on a business day or at any time on a non-business day, notice will be deemed given on the next business day. For purposes of this Paragraph, a business day is Monday through Friday, excluding holidays observed by the United States Postal Service.

         To Buyer:                c/o The Macerich Company
                                  Two Galleria Tower
                                  13455 Noel Road, Suite 1480
                                  Dallas, Texas 75240
                                  Attention: Edward C. Coppola, Jr.
                                  Phone No.: (214) 385-9858
                                  Fax No.: (214) 458-7021

         With a copy to:          c/o The Macerich Company
                                  233 Wilshire Boulevard, Suite 700
                                  Santa Monica, California 90401
                                  Attention: Richard A. Bayer, Esq.
                                  Phone No.: (310) 394-6911
                                  Fax No.: (310) 395-2791

         and a copy to:           O'Melveny & Myers
                                  1999 Avenue of the Stars, Suite 700
                                  Los Angeles, California 90067
                                  Attention: James H. Kinney, Esq.
                                  Phone No.: (310) 246-6850
                                  Fax No.: (310) 246-6779

         To Seller:               Billings Associates
                                  c/o The Hahn Company
                                  4350 La Jolla Village Drive, Suite 400
                                  San Diego, California 92122
                                  Attention:   Mary Allman-Boyle,
                                               Vice President, Dispositions
                                  Phone No.: (619) 546-1001
                                  Fax No.: (619) 546-3396

         With a copy to:          Billings Associates
                                  c/o The Hahn Company
                                  4350 La Jolla Village Drive, Suite 400
                                  San Diego, California 92122
                                  Attention: Tom Leeman
                                  Phone No.: (619) 546-1001
                                  Fax No.: (619) 546-3396

         With a copy to:          Allen, Matkins, Leek, Gamble & Mallory LLP
                                  501 West Broadway, Suite 900
                                  San Diego, California 92101
                                  Attention: Dana I. Schiffman, Esq.
                                  Phone No.: (619) 233-1155
                                  Fax No.: (619) 233-1158

         To Escrow Holder:        Commonwealth Land Title Company
                                  888 West 6th Street
                                  Los Angeles, California 90017
                                  Attention: Mai Ly Marsh and Gayle Debec
                                  Phone No.: (800) 432-0706 Ext. 112/137
                                  Fax No.: (213) 627-8722

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

    18. BROKERS. Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to Eastdil Realty Company, L.L.C. ("BROKER") with respect to this transaction in accordance with Seller's separate agreement with Broker and Seller hereby agrees to indemnify, protect, defend and hold Buyer free and harmless from and against any and all commissions or other claims Broker may assert in connection with the parties entering into, or consummating the transactions contemplated by, this Agreement to the extent not based upon any statement, representation or agreement made by Buyer. If any additional claims for broker's or finders' fees or commissions for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, protect, save harmless and defend Seller from and against such claims if they are based upon any act or omission of Buyer, and Seller hereby agrees to indemnify, protect, save harmless and defend Buyer from and against such claims if they are based upon any act or omission of Seller. The indemnity provisions of this Paragraph shall survive the termination of this Agreement and the Close of Escrow.

    19. LEGAL FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, representations or warranties hereunder of the other party, the prevailing party in such action or dispute, as determined by final judgment of a court of competent jurisdiction, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including reasonable attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees (collectively "COSTS") incurred in obtaining, enforcing, perfecting and executing such judgment. For the purposes of this Paragraph, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in
(i) post-judgment motions, (ii) contempt proceeding, (iii) garnishment, levy, and debtor and third party examination, (iv) discovery, and (v) bankruptcy litigation.

    20. "AS-IS" NATURE OF SALE. Buyer acknowledges and agrees that, except as set forth in this Agreement, and/or any Exhibits or documents delivered by Seller at the Closing, the sale of the Property as provided for herein is made on an "AS-IS" condition and basis and that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the value, nature, quality or condition of the Property, including, without limitation, the water, soil and geology; (b) the income to be derived from the Property; (c) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon; (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (e) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; (f) the manner or quality of the construction or materials incorporated into the Property; (g) the manner, quality, state of repair or lack of repair of the Property; or (h) any other matter with respect to the Property, and specifically, except as set forth in this Agreement, and/or any Exhibits or documents delivered by Seller at the Closing, that Seller has not made, does not make, and specifically disclaims any representations regarding compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, or the disposal or existence, in or on the Property, of any Hazardous Materials. Buyer further acknowledges and agrees that having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller, except as set forth in this Agreement, and/or any Exhibits or documents delivered by Seller at the Closing. Buyer further acknowledges and agrees that any information provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and except as set forth in this Agreement, and/or any Exhibits or documents delivered by Seller at the Closing makes no representations as to the accuracy or completeness of such information. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person. Except for Seller's representations, warranties and indemnities set forth in this Agreement, and/or any Exhibits or documents delivered by Seller at the Closing, Buyer further acknowledges and agrees that it accepts the Property subject to all faults, defects and conditions and adverse circumstances that are not now known or which may first become apparent in the future including, but limited to, the legal noncompliance of, and defects in, construction (whether in design, materials or workmanship) or development of the Improvements, the inadequacy of the Property or any portion thereof (including any inadequate operating condition) for its intended use, changes in law, changes in the solvency or continued operation of any occupants, changes in occupancy, and any changes in surrounding property.

    21. ENTRY AND INDEMNIFICATION. During the term of the Escrow, upon reasonable notice to Seller, Buyer, its agents, contractors and subcontractors shall have the right (i) to enter upon the Property, at reasonable times during ordinary business hours, to make any and all inspections and tests as Buyer reasonably deems desirable and which may be accomplished without causing any alteration or damage to the Property or interference with the occupants of the Property, and (ii) to audit, examine and copy any and all books and records maintained by Seller or its agents relating to receipts and expenditures pertaining to the Property for 1994, 1995 and 1996. Buyer shall not conduct any subsurface investigation of the Property unless, on the basis of the results of Buyer's consultant's Phase I environmental report, Buyer's consultant reasonably concludes that such investigation is recommended in order to determine whether or not the Property has an environmental condition. Buyer may contact the major department stores without prior authorization from or coordination with Seller. Buyer may contact and interview other occupants, employees of Seller and employees of Seller's Manager, only in the presence of a representative of Seller; provided, however, Seller may waive this requirement with respect to some or all occupants or employees and shall make a representative available for such purposes at reasonable times at the Property for such purpose; further, provided, however, that Buyer may not make offers of employment to any such employees or indicate that it will or may make offers of employment to any such employees until after the Contingency Date. Promptly on request, Seller shall provide Buyer with an updated list of all employees of Seller, if any, and all employees of Seller's Manager. Buyer shall indemnify, defend and hold Seller and the Property harmless from any and all costs, loss, damages or expenses, of any kind or nature, arising out of or resulting from such entry and/or activities upon the Property by Buyer, its agents, contractors and/or subcontractors, including, without limitation, any inspection or test of the Property performed by or for Buyer and any mechanics' liens that may be filed against the Property as a result thereof, including, but not limited to, all inspections or tests upon the Property made by Buyer, its agents, contractors or subcontractors prior to the date of this Agreement. Buyer's obligations under the preceding sentence shall survive the termination of this Agreement and the Close of Escrow. Prior to entry upon the Property and at all times thereafter while Buyer is conducting any inspections of the Property pursuant to this Paragraph, Buyer shall maintain commercial liability insurance covering the activities of Buyer and its agents, contractors and subcontractors upon the Property, with a combined single limit of at least Three Million Dollars ($3,000,000.00) for bodily and personal injury and property damage. Such liability insurance shall name Seller as an additional insured. Prior to entry upon the Property, Buyer shall deliver to Seller a certificate of insurance evidencing that Buyer has obtained the insurance required by this Paragraph, which certificate shall provide that the insurer will give Seller at least (30) days written notice prior to any material change, cancellation or non-renewal of the insurance policy. Such insurance shall be primary, and any insurance maintained by Seller for its own protection shall be secondary or excess and not contributing to the insurance maintained by Buyer pursuant to this Paragraph.

    22. CONFIDENTIALITY. Except as may be required by law such as in connection with real property transfer filings, Buyer agrees, until the Closing occurs, to maintain the confidentiality of all information respecting the Property (including the terms and provisions of this Agreement) received from Seller, Seller's employees or agents or from Buyer's inspections; provided, however, Buyer shall be permitted to disclose such information to its employees, consultants, lenders, attorneys and/or agents responsible for this transaction provided such third parties similarly maintain the confidentiality of such information. Until the Closing occurs, neither Buyer nor Seller shall make any general public statements or news releases, or any statements that may become public, regarding this transaction except with the prior written consent of the other party and only in coordination with the other party if such coordination is requested.

    23. CAPITAL EXPENDITURES. Repairs or improvements which must be made on an emergency basis in the interests of safety or avoidance of imminent material damage to the Improvements or to satisfy governmental or insurance requirements are referred to herein as "EMERGENCY WORK" "CAPITAL EXPENDITURES" means those expenditures regarded as capital expenditures in accordance with generally accepted accounting procedures (consistently applied) and which are related to the Property that Seller has actually incurred during the period between the Opening of Escrow and the Close of Escrow, excluding, however, any expenditures relating to (i) tenant improvement work, (ii) work commenced by Seller prior to and continuing after the Opening of Escrow, and (iii) any work undertaken by Seller to remedy a physical condition matter disapproved by Buyer pursuant to Paragraph 5(a)(ii) above. Except for Emergency Work, Seller


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

shall notify Buyer of any work ("WORK") that Seller desires to commence after the Opening of Escrow that will result in Capital Expenditures. Such notice shall include a detailed description of the Work, the estimated cost of the Work and a schedule of performance for the Work. Buyer shall have ten (10) days after receipt of such notice to approve or disapprove the increase of the Purchase Price by the lesser of the amount of the Capital Expenditures so estimated by Seller or the actual cost of the Work or such lesser amount as may be specified by Buyer, which approval or disapproval shall be in Buyer's reasonable discretion. If Buyer fails to approve an increase of the Purchase Price by at least the lesser of the estimated cost of the Work and the actual cost of the Work, Seller may elect in its sole discretion whether or not to proceed with the Work. The failure of Buyer to notify Seller of Buyer's approval or disapproval within said ten (10) day period shall be deemed Buyer's approval of the proposed Work. The Capital Expenditures which are approved pursuant to the foregoing are referred to collectively as "APPROVED CAPITAL EXPENDITURES." Seller shall provide Buyer copies of all invoices and receipts for all Approved Capital Expenditures paid or incurred by Seller after the Opening of Escrow and, provided the Work is completed by the Closing Date to Buyer's reasonable satisfaction, the Purchase Price shall be increased by the amount of all Approved Capital Expenditures actually paid for by Seller as evidenced by such receipts. Any cost of the Work exceeding the amount of the Approved Capital Expenditures and all other Capital Expenditures including any Emergency Work shall be paid for by Seller without any increase in the Purchase Price.

    24.  ASSIGNMENT.

         Neither party may assign, transfer or convey its rights or obligations under this Agreement without the other party's prior written consent, which may be withheld in such party's sole and absolute discretion. Notwithstanding the foregoing, Buyer, without being relieved of liability hereunder and without obtaining Seller's consent, shall have the right to assign its rights and obligations hereunder or to nominate another person or entity in whom title to the Property shall vest provided that (i) the assignee or nominee is a person or entity that controls, is controlled by or under, controlled with Buyer, (ii) the assignee or nominee assumes and agrees to be bound by all the provisions of this Agreement applicable to Buyer pursuant to a document acceptable to Seller, and
(iii) Seller is notified of such assignment at least ten (10) days prior to the Close of Escrow.

    25.  MISCELLANEOUS.

        (a) SURVIVAL OF COVENANTS. Subject to limitation as provided elsewhere in this Agreement, the covenants, representations, warranties, and indemnifications of both Buyer and Seller set forth in this Agreement shall survive the Close of Escrow.

        (b) REQUIRED ACTIONS OF BUYER AND SELLER. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated.

        (c) COMPUTATION OF TIME PERIODS. If any date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until 5:00 p.m. Pacific Time of the next day which is not a Saturday, Sunday or federal, state or legal holiday.

        (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

        (e) CAPTIONS. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

        (f) NO OBLIGATIONS TO THIRD PARTIES. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.


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

        (g) EXHIBITS. The Exhibits attached hereto are hereby incorporated herein by this reference for all purposes.

        (h) AMENDMENT TO THIS AGREEMENT. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

        (i) WAIVER. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any further breach of any such provision or any other provision hereof.

        (j) APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to California's choice of law provisions); provided, however, that any deeds, assignments, bills of sale or other conveyance documents delivered in connection with this transaction shall be governed by the laws of the State in which the Property is situated. Buyer and Seller hereby irrevocably submit to the jurisdiction of any California State or Federal court over any suit, action or proceeding arising out of or relating to this Agreement.

        (k) FEES AND OTHER EXPENSES. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement.

        (l) ENTIRE AGREEMENT. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby.

        (m) SUCCESSORS AND ASSIGNS. Subject to the restrictions set forth in Paragraph 24 hereof, this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

        (n) CONSTRUCTION. The parties hereto hereby acknowledge and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.

        (o) TIME IS OF THE ESSENCE. Time is of the essence hereof with respect to the performance of each and every term and provision of this Agreement.

        (p) VALIDITY. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

        (q) NO RECORDATION. Neither this Agreement nor a memorandum thereof may be recorded in the Official Records.

    26.  INDEMNIFICATION.

        (a) INDEMNIFICATION OF BUYER. Seller hereby agrees to indemnify, defend and to hold Buyer harmless from and against any losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) as a result of any obligations, liabilities, claims, liens or encumbrances relating to (i) any claims for personal injury or property damage alleged to have been suffered prior to the Closing by any third party relating to the Property or Seller's interest therein, whether direct, contingent or consequential, that arise out of events occurring before the Closing; (ii) any breach by Seller of any of its representations, warranties, covenants and agreements contained herein; and/or (iii) any Employee Claims (as defined in Paragraph 27 below). In no event shall Buyer be entitled to the foregoing indemnification and protection with respect to claims arising from the acts or omissions of Buyer, its agents, contractors or subcontractors in connection with Buyer's inspection of the Property.

        (b) INDEMNIFICATION OF SELLER. Buyer hereby agrees to indemnify, defend and to hold Seller harmless from and against any losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) as a result of any obligations, liabilities, claims, liens or encumbrances relating to (i) any claims for personal injury or property damage alleged to have been suffered after the Closing by any third party relating to the Property or Buyer's interest therein, whether direct, contingent or consequential, that arise out of events occurring after the Closing subject to and without limiting Seller's indemnity under Paragraph 26(a)(ii) above, and/or
(ii) any breach by Buyer of any of its representations, warranties, covenants and agreements contained herein.

    27.  EMPLOYMENT MATTERS

    (a) TERMINATION OF EMPLOYMENT. Buyer and Seller agree that Buyer has not assumed and shall not assume any obligations to (or regarding the employment of), any persons previously or currently employed by Seller or Seller's Manager. As of the Closing Date, Seller shall terminate or reassign and shall cause Seller's Manager to terminate or reassign the employment of all of its and Seller's Manager's employees employed at the Property in accordance with all applicable laws. Seller shall provide Buyer with at least ten (10) business days notice prior to the Scheduled Closing Date identifying such employees who are to be reassigned.

    (b) BUYER NOT LIABLE. Buyer shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, to former or current employees of Seller or Seller's Manager: (i) which arise or accrue prior to the Closing including, without limitation, any liabilities or obligations of any of Seller or Seller's Manager in connection with any employee benefit plans or collective bargaining agreements, employment agreements or other similar arrangement, any liabilities or obligations with respect to employment arising under any federal, state or municipal statute or common law, or any liabilities or obligations in respect of retiree health benefits, and (ii) with respect to severance payments or other termination payments to the extent such employees are either not hired by Buyer at Closing or not hired by Buyer on a permanent basis after the expiration of any probationary period (which probationary period shall not exceed ninety (90) days) (collectively, "EMPLOYEE CLAIMS"). Seller covenants and agrees that no liability respecting Employee Claims other than those portions relating to vacation and/or sick pay shall be passed through or charged to the Tenants either by Seller or Seller's Manager.

    (c) OFFERING NEW EMPLOYMENT. As of the Closing Date, Buyer may, at its option, offer employment to any employee of Seller and/or Seller's Manager on such terms and conditions as may be mutually agreed upon by Buyer and such employees. Buyer agrees not to offer such employment to those employees which are to be reassigned pursuant to the notice described in Paragraph 27(a) above.


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

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

    "Buyer"                       MACERICH RIMROCK LIMITED
                                  PARTNERSHIP, a California limited partnership

                                  By:  MACERICH RIMROCK GP CORP., a
                                       Delaware corporation

                                       By:  /s/ Richard A. Bayer
                                            ----------------------------------
                                            Name: Richard A. Bayer
                                                 -----------------------------
                                            Title: General Counsel & Secretary
                                                  ----------------------------


    "Seller"                      BILLINGS ASSOCIATES, a Montana limited
                                  partnership

                                  By:  Ernest W. Hahn, Inc., a California
                                       corporation, general partner

                                       By:  /s/ Mary Allman Boyle
                                            ----------------------------------
                                            Name: MARY ALLMAN BOYLE
                                                 -----------------------------
                                            Title: ASSISTANT SECRETARY
                                                  ----------------------------

                                       By:  /s/ Douglas L. Hageman
                                            ----------------------------------
                                            Name: DOUGLAS L. HAGEMAN
                                                 -----------------------------
                                            Title: SENIOR VICE PRESIDENT &
                                                   GENERAL COUNSEL
                                                  ----------------------------


ACCEPTANCE BY ESCROW HOLDER:

    Commonwealth Land Title Company hereby acknowledges that it has received a fully executed original or original executed counterparts of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and strictly perform the terms thereof as such terms apply to Escrow Holder.

Dated: October 11, 1996                Commonwealth Land Title Company

                                       By:  /s/ Donald A. Hallman
                                            ----------------------------------
                                       Name: Donald A. Hallman
                                            ----------------------------------
                                       Title: Sr. Vice President
                                             ---------------------------------


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